Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

(Filed pursuant to Rule 433; SEC File No. 333-122688)

Free Writing Prospectus Containing Computational Materials

Part I of II

$ 893,844,000 (Approximate)

RASC Series 2006-KS3 Trust

Issuing Entity

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Home Equity Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-KS3

March 14, 2006

Any transactions in the certificates will be effected through Citigroup Global Markets Inc.

Expected Timing:	Pricing Date:	On or about March [16], 2006
	Settlement Date:	On or about March 29, 2006
	First Payment Date:	April 25, 2006

Structure:	Fixed and ARMs:	$893,844,000 Senior / Subordinated structure / overcollateralization
	Rating Agencies:	Moody’s and S&P

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Citigroup Global Markets Inc.

The information herein has been provided solely by Citigroup Global Markets, Inc. ("Citigroup") based on information with respect to the mortgage loans provided by Residential Funding Corporation (“RFC”) and its affiliates.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. Citigroup and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between Citigroup and potential purchasers until a preliminary prospectus supplement is delivered by Citigroup to such potential purchasers and the potential purchaser and Citigroup enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificate or any similar certificate and Citigroup 's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such certificate when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. Citigroup 's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason Citigroup does not deliver such certificates, Citigroup will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

Citigroup and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect Citigroup 's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Citigroup does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. Citigroup (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, Citigroup may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, Citigroup has not addressed the legal, accounting and tax implications of the analysis with respect to you, and Citigroup strongly urges you to seek advice from your counsel, accountant and tax advisor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

RASC Series 2006-KS3 Trust

Home Equity Mortgage Asset-Backed Pass-Through Certificates

$893,844,000 (Approximate)

Subject to Revision

Preliminary Offered Certificates
Class	Approximate Size(1)	Interest Type	Principal Type	Collateral Group	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Final Scheduled Distribution Date	Expected rating (Moody's / S&P)
A-I-1(3) (4)	$337,255,000	Floating	SEQ	I	1.00/1.00	1 – 21/ 1-21	June 2027	Aaa/AAA
A-I-2 (3) (4)	120,815,000	Floating	SEQ	I	2.00/2.00	21 – 27/21-27	October 2030	Aaa/AAA
A-I-3 (3) (4)	124,146,000	Floating	SEQ	I	3.00/3.00	27 – 59/27-59	May 2034	Aaa/AAA
A-I-4 (3) (4)	79,903,000	Floating	SEQ	I	5.95/7.54	59 – 75/59-174	January 2036	Aaa/AAA
A-II (3) (4) (6)	232,006,000	Floating	PT	II	Not Offered Hereby		April 2036	Aaa/AAA
M-1 (3) (4) (5)	43,700,000	Floating	MEZ	I & II	4.71/5.17	46– 75/46-146	April 2036	Aa1/AA+
M-2 (3) (4) (5)	40,825,000	Floating	MEZ	I & II	4.55/5.00	43– 75/43-140	April 2036	Aa2/AA+
M-3 (3) (4) (5)	23,575,000	Floating	MEZ	I & II	4.47/4.90	42–75/42-133	April 2036	Aa3/AA
M-4 (3) (4) (5)	20,700,000	Floating	MEZ	I & II	4.43/4.84	41–75/41-128	April 2036	A1/AA
M-5 (3) (4) (5)	20,125,000	Floating	MEZ	I & II	4.40/4.79	40–75/40-123	April 2036	A2/AA-
M-6 (3) (4) (5)	17,825,000	Floating	MEZ	I & II	4.37/4.74	39–75/39-117	April 2036	A3/A+
M-7 (3) (4) (5)	17,825,000	Floating	MEZ	I & II	4.35/4.69	39–75/39-111	April 2036	Baa1/A
M-8 (3) (4) (5)	12,650,000	Floating	MEZ	I & II	4.33/4.62	38–75/38-104	April 2036	Baa2/A-
M-9 (3) (4) (5)	11,500,000	Floating	MEZ	I & II	4.32/4.56	38–75/38-97	April 2036	Baa3/BBB+
M-10 (3) (4) (5)	11,500,000	Floating	MEZ	I & II	4.32/4.47	37-75/37-90	April 2036	Ba1/BBB
M-11 (3) (4) (5) (6)	11,500,000	Floating	MEZ	I & II	4.27/4.30	37-75/37-81	April 2036	Ba2/BBB-
Total	$1,125,850,000

Notes:

(1)	Class sizes subject to a [5]% variance.
(2)	Pricing Speed Assumption:

Fixed:      23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

ARMs:     100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve (rounded to the nearest hundredth) and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

(3)

The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the applicable Net WAC Cap Rate and (iii) 14.00% per annum.

(4)

If the 10% optional call is not exercised, the margin on the Class A Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.

(5)	The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)	The Class A-II Certificates are not offered hereby.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Representations & Warranties:

RFC will make a representation and warranty that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgaged loan, RFC will be required to repurchase the related mortgage loan from the trust.

Certificates:

The Class A-I-1 Certificates, Class A-I-2 Certificates, Class A-I-3 Certificates and Class A-I-4 Certificates (the “Class A-I Certificates”) are backed by fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the “Group I Loans”).

The Class A-II Certificates are backed by fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac limitations (the “Group II Loans”).

The Class A-I Certificates and the Class A-II Certificates are collectively referred to as the “Class A Certificates.”

The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates (the “Class M Certificates”)

The Class A-I Certificates and Class M Certificates will be offered by the Prospectus (the “Offered Certificates”).

The Class A-II Certificates are not offered hereby.

Depositor:	Residential Asset Securities Corporation (“RASC”), an affiliate of Residential Funding Corporation.

SEC Registration Number:	333-122688.

Seller and Master Servicer:	Residential Funding Corporation (the “Seller”, “Master Servicer” or “RFC”).

Sub-Servicer:	Primary servicing will be provided primarily by HomeComings Financial Network, Inc., a wholly owned subsidiary of Residential Funding Corporation.
Trustee:	U.S. Bank National Association.

Swap Counterparty:	[Bear Stearns]

Lead Underwriter:	Citigroup Global Markets Inc.

Statistical Calculation and Cut-Off Date:	March 1, 2006.

Closing Date:	On or about March 29, 2006.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Distribution Dates:	The 25th day of each month (if such day is not a business day, the first business day thereafter) commencing in April 2006.

Form of Certificates:	The Offered Certificates will be available in book-entry form through DTC / Euroclear / Clearstream in same day funds.

Minimum Denominations:

The Class A-I Certificates and the Class M-1 Certificates will be offered in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates will be offered in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Tax Status:

The Offered Certificates (exclusive of any right to receive amounts in respect of Basis Risk Shortfall) will be designated as regular interests in a REMIC and, as such, will be treated as debt instruments of a REMIC for federal income tax purposes.

ERISA Eligibility:	None of the Certificates are expected to be ERISA eligible.

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Optional Termination Date:

If the aggregate principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date falls below 10% of the aggregate principal balance as of the Cut-off Date ("Optional Termination Date"), the holders of the call rights may terminate the trust.

Mortgage Loans:

The mortgage pool will consist of fixed-rate and adjustable-rate subprime home equity Mortgage Loans secured by first and second liens on mortgaged properties. Approximately 18.57% of the Mortgage Loans provide for an initial interest-only period of up to 10 years.

The statistical pool of mortgage loans described herein has an approximate aggregate principal balance of $1,213,596,701 as of the Statistical Calculation Date. On the Closing Date, the aggregate principal balance of the Mortgage Loans will be approximately $1,150,000,000.

The Group I Loans will consist of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations. The statistical pool of Group I Loans has an approximate aggregate principal balance of $898,694,365 as of the Cut-Off Date.

The Group II Loans will consist of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac limitations. The statistical pool of Group II Loans has an approximate aggregate principal balance of $314,902,336 as of the Cut-Off Date.

Approximately 45.55% and 19.00% of the mortgage loans were purchased from EFC Holdings Corporation and Peoples Choice, respectively, which are sellers unaffiliated with Residential Funding. Approximately 13.18% of the mortgage loans were purchased from HomeComings Financial Network, Inc., which is a seller affiliated with Residential Funding.

Silent Seconds:

The mortgaged properties relating to approximately 29.33% of the Mortgage Loans are subject to a second-lien mortgage loan ("Silent Second") that was originated at the same time as the first-lien mortgage loan. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Mortgage Loans subject to Silent Seconds, is 87.01%.

Performance Information:	Performance information for certain RFC transactions is currently available at www.gmacrfcstaticpool.com.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Prepayment Assumption:

Fixed Rate Mortgage Loans: 23% HEP (assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain constant at 23% CPR thereafter).

Adjustable Rate Mortgage Loans: 100% PPC (100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate Mortgage Loans in the first month of the life of the Mortgage Loans, (ii) an additional 28%/11 per annum in each month thereafter through the eleventh month, (rounded to the nearest hundredth) (iii) a constant prepayment rate of 30% per annum in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter).

Group I Basis Risk Shortfall:

With respect to any class of Class A-I Certificates and any Distribution Date on which the Group I Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A-I Certificates, an amount equal to the excess of (i) the accrued certificate interest for that class of Class A-I Certificates calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin over (ii) the accrued certificate interest for that class of Class A-I Certificates calculated using the Group I Net WAC Cap Rate.

Group I Basis Risk Shortfall Carry-Forward Amounts:

With respect to any class of Class A-I Certificates and any Distribution Date, an amount equal to the aggregate amount of Group I Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Group I Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class of Class A-I Certificates.

Group II Basis Risk Shortfall:

With respect to the Class A-II Certificates and any Distribution Date on which the Group II Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) the accrued certificate interest for the Class A-II Certificates calculated using the Group II Net WAC Cap Rate.

Group II Basis Risk Shortfall Carry-Forward Amounts:

With respect to the Class A-II Certificates and any Distribution Date, an amount equal to the aggregate amount of Group II Basis Risk Shortfall on that Distribution Date, plus any unpaid Group II Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for the Class A-II Certificates.

Class M Basis Risk Shortfall:

With respect to any class of Class M Certificates and any Distribution Date on which the Class M Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (x) the accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin over (y) the accrued certificate interest for that class calculated using the Class M Net WAC Cap Rate.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class M Basis Risk Shortfall Carry-Forward Amount:

With respect to each class of Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Class M Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate.

Relief Act Shortfalls:

With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid. Relief Act Shortfalls will be allocated on a pro rata basis among the Offered Certificates .

Available Distribution Amount:

For any distribution date, an amount (net of (i) amounts reimbursable to the master servicer and any subservicer, (ii) any net swap payment to the swap counterparty and (iii) any swap termination payment not due to a swap counterparty trigger event) equal to (a) the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the master servicing fees and any subservicing fees in respect of the mortgage loans for that distribution date, (b) unscheduled payments, including mortgagor prepayments on the mortgage loans, insurance proceeds, liquidation proceeds and subsequent recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and (c) all Advances made for that distribution date in respect of the mortgage loans.  A more detailed description of the Available Distribution Amount is set forth in the preliminary prospectus supplement, including additional amounts which be included.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Credit Enhancement:

A. Excess Cash Flow

For any Distribution Date, the sum of (i) the excess of the available distribution amount over the sum of (a) the interest distribution amount for the certificates and (b) the principal remittance amount, (ii) any overcollateralization reduction amount, and (iii) any net swap payments received by the trust under the Swap Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A and Class M Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses.

Excess spread is initially equal to approximately 297 basis points per annum.

* - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

B. Overcollateralization (“OC”)
Initial (% Orig.)	2.10%
OC Target (% Orig.)	2.10%
Stepdown OC Target (% Current)(1)	4.20%
OC Floor (% Orig.)	0.50%
(1) subject to certain trigger events as specified herein

C. Subordination

If the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be first allocated to the Class M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses, except as described in the preliminary prospectus supplement. If none of the Class M Certificates are outstanding and if there is no Excess Cash Flow or overcollateralization, all such losses will be allocated to the Class A Certificates as described in the preliminary prospectus.

D. Swap Agreement

Credit enhancement for the Class A Certificates and Class M Certificates will include net payments made by the Swap Counterparty to the trustee pursuant to the swap agreement.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Expected Credit Support Percentage:	Class	Expected rating (Moody's / S&P)	Initial Credit Support	After Step-Down Support

	Class A	Aaa/AAA	22.25%	44.50%
	Class M-1	Aa1/AA+	18.45%	36.90%
	Class M-2	Aa2/AA+	14.90%	29.80%
	Class M-3	Aa3/AA	12.85%	25.70%
	Class M-4	A1/AA	11.05%	22.10%
	Class M-5	A2/AA-	9.30%	18.60%
	Class M-6	A3/A+	7.75%	15.50%
	Class M-7	Baa1/A	6.20%	12.40%
	Class M-8	Baa2/A-	5.10%	10.20%
	Class M-9	Baa3/BBB+	4.10%	8.20%
	Class M-10	Ba1/BBB	3.10%	6.20%
	Class M-11	Ba2/BBB-	2.10%	4.20%

For any class of Certificates, the initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. The initial Credit Support includes Overcollateralization.

Subordination Percentage:	Class	Expected rating (Moody's / S&P)	Subordination %

	Class A	Aaa/AAA	55.50%
	Class M-1	Aa1/AA+	63.10%
	Class M-2	Aa2/AA+	70.20%
	Class M-3	Aa3/AA	74.30%
	Class M-4	A1/AA	77.90%
	Class M-5	A2/AA-	81.40%
	Class M-6	A3/A+	84.50%
	Class M-7	Baa1/A	87.60%
	Class M-8	Baa2/A-	89.80%
	Class M-9	Baa3/BBB+	91.80%
	Class M-10	Ba1/BBB	93.80%
	Class M-11	Ba2/BBB-	95.80%

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Priority of Distributions:

Distributions to the holders of the Certificates will be made generally as follows:

•    From the available distribution amount, distribution of accrued and unpaid interest (less any prepayment interest shortfalls not covered by compensating interest or any Relief Act Shortfalls) to the holders of Certificates to the extent of the available distribution amount as described in the preliminary prospectus (after payment of the Expense Fee Rate) in the following order of priority:

(i)          To the Class A Certificates, the Class A Interest Distribution Amount, as described below, under “Class A Interest Distribution Priority”

(ii)         To the Class M-1 Certificates;

(iii)       To the Class M-2 Certificates;

(iv)        To the Class M-3 Certificates;

(v)         To the Class M-4 Certificates;

(vi)        To the Class M-5 Certificates;

(vii)       To the Class M-6 Certificates;

(viii)     To the Class M-7 Certificates;

(ix)        To the Class M-8 Certificates;

(x)         To the Class M-9 Certificates;

(xi)        To the Class M-10 Certificates; and

(xii)       To the Class M-11 Certificates.

•    The Principal Distribution Amount will be distributed as follows:

(i)          To the Class A Certificates, the Class A Principal Distribution Amount, as described below, under “Class A Principal Distributions,” until the certificate principal balances thereof have been reduced to zero;

(ii)         To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

(iii)       To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

(iv)        To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

(v)         To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

(vi)        To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

(vii)       To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

(viii)     To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

(ix)        To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero;

(x)         To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero;

(xi)        To the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the certificate principal balance of the Class M-10 Certificates is reduced to zero; and

(xii)       To the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the certificate principal balance of the Class M-11 Certificates is reduced to zero.

•    From Excess Cash Flow, to pay to holders of the class or classes of Certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A or Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

•    From Excess Cash Flow, as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

•    From Excess Cash Flow, to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount; and

•    From Excess Cash Flow, to pay the holders of Class A and Class M Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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RASC Series 2006-KS3 Trust

•    From Excess Cash Flow, to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

•    From Excess Cash Flow, to pay to the holders of the Class A Certificates, pro rata, based on any outstanding Group I Basis Risk Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amounts as applicable and then the Class M Certificates, in order of priority, the amount of any Group I Basis Risk Shortfall Carry-Forward Amount, Group II Basis Risk Shortfall Carry-Forward Amount or Class M Basis Risk Shortfall Carry-Forward Amount remaining unpaid as of that Distribution Date;

•    From Excess Cash Flow, to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

•    From Excess Cash Flow, to pay to the holders of the Class A Certificates, pro rata then to the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

•    From Excess Cash Flows to pay any swap termination payments owed to the Swap Counterparty due to a swap counterparty trigger event; and

•    From Excess Cash Flow, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class A Interest Distribution Priority:

With respect to each class of Class A Certificates and any Distribution Date, the amount available for payment of accrued certificate interest thereon for that Distribution Date plus accrued certificate interest thereon remaining unpaid from any prior Distribution Date, in the amounts and priority as follows:

•  First to the Class A-I Certificates, pro rata, from the Class A-I Interest Remittance Amount and to the Class A-II Certificates from the Class A-II Interest Remittance Amount;

•  Second, concurrently, to the Class A-I Certificates, pro rata, from the remaining Class A-II Interest Remittance Amount or to the Class A-II Certificates, from the remaining Class A-I Interest Remittance Amount, as needed after taking into account any distribution in respect of interest on the Class A Certificates made in clause First above;

•  Third, concurrently, from the Principal Remittance Amount related to Loan Group I to the Class A-I Certificates, pro rata, and from the Principal Remittance Amount related to Loan Group II to the Class A-II Certificates, after taking into account any distributions in respect of interest on the Class A Certificates made in clauses First and Second above; and,

•  Fourth, concurrently, from the remaining Principal Remittance Amount related to Loan Group I to the Class A-II Certificates, or from the remaining Principal Remittance Amount related to Loan Group II to the Class A-I Certificates, pro rata, as needed after taking into account any distributions in respect of interest on the Class A Certificates made in clauses First, Second and Third above.

Class A-I Interest Remittance Amount:	With respect to any Distribution Date, the portion of the available distribution amount for that Distribution Date attributable to interest received or advanced with respect to the Group I Loans.

Class A-II Interest Remittance Amount:	With respect to any Distribution Date, the portion of the available distribution amount for that Distribution Date attributable to interest received or advanced with respect to the Group II Loans.

Interest Accrual Period:	From and including the preceding Distribution Date (for the first accrual period, the closing date) to but excluding the current Distribution Date on an actual/360 basis.

Pass-Through Rates:

Group I Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of Class A-I Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin, and for each Class of Class A-I Certificates, beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2 times the related margin, (y) the Group I Net WAC Cap Rate and (z) 14.00% per annum.

Group II Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on the Class A-II Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus two-times the related margin for such class, (y) the Group II Net WAC Cap Rate and (z) 14.00% per annum.

Class M Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Class M Net WAC Cap Rate and (z) 14.00% per annum.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Group I Net WAC Cap Rate:

With respect to any distribution date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the Group I mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such distribution date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of such distribution date, which may be proportioned to Loan Group I as described in the preliminary prospectus and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Group II Net WAC Cap Rate:

With respect to any distribution date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the Group II mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such distribution date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of such distribution date, which may be proportioned to Loan Group II as described in the preliminary prospectus and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Class M Net WAC Cap Rate:

With respect to any Distribution Date and the Class M Certificates, a per annum rate equal to the weighted average of (i) the Group I Net WAC Cap Rate and (ii) the Group II Net WAC Cap Rate, weighted on the basis of the related Subordinate Component

Net WAC Cap Rate:	The Group I Net WAC Cap Rate, the Group II Net WAC Cap Rate or the Class M Net WAC Cap Rate, as applicable.
Subordinate Component:

With respect to each loan group and any Distribution Date, the positive excess, if any, of the aggregate principal balance of the Mortgage Loans in that loan group, over the aggregate certificate principal balance of the related Class A Certificates, in each case immediately prior to that Distribution Date.

Expense Fee Rate:

With respect to any Mortgage Loan, the expense fee rate consists of the servicing fee for such Mortgage Loan. The servicing fee consists of (a) servicing compensation payable to the master servicer for its master servicing activities, and (b) subservicing and other related compensation payable to the sub-servicer, including compensation paid to the master servicer as the direct servicer of a Mortgage Loan for which there is no subservicer.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Net Mortgage Rate:	With respect to any mortgage loan, the mortgage rate minus the Expense Fee Rate.

Eligible Master Servicing Compensation:

With respect to any Distribution Date, the lesser of (i) one twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date and (ii) the sum of the Master Servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable on that Distribution Date.

Advances:	The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the loan.

Senior Enhancement Percentage:

On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate certificate principal balance of the Class M Certificates immediately prior to that Distribution Date and (y) the Overcollateralization Amount, for purposes of this definition only, after taking into account the Principal Remittance Amount, and the denominator of which is the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Trigger Event:

A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if either (i) the three-month average of the Sixty-Plus Delinquency Percentage equals or exceeds 35.96% of the Senior Enhancement Percentage for that Distribution Date or (ii) on or after the Distribution Date in April 2008 the cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

Loss Trigger
Months 25-36	1.40% in the first month plus an additional 1/12th of 1.70% for every month thereafter
Months 37-48	3.10% in the first month plus an additional 1/12th of 1.75% for every month thereafter
Months 49-60	4.85% in the first month plus an additional 1/12th of 1.40% for every month thereafter
Months 61-72	6.25% in the first month plus an additional 1/12th of 0.80% for every month thereafter
Months 73 and thereafter	7.05%

Sixty-Plus Delinquency Percentage:

With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in foreclosure and REO, over (y) the aggregate stated principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Principal Remittance Amount:

For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

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Principal Distribution Amount:

On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus with respect to clauses (v) and (vi) of clause (b) amounts received by the trustee under the Swap Agreement, over (ii) the interest distribution amount and (b) the aggregate amount described below:

(i)          the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

(ii)         the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii)        the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv)        the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of certificates on a prior distribution date and remaining unpaid;

(v)         the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under “—Priority of Distributions” above; and,

(vi)        the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any overcollateralization increase amount for that distribution date; minus,

(vii)       the amount of any overcollateralization reduction amount for that distribution date; and,

(viii)     any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A and Class M Certificates.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class A Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the Principal Distribution Amount for that Distribution Date and (b) the excess, if any, of (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving affect to the distributions to be made on such Distribution Date minus the OC Floor.

Class A Principal Distributions:

Holders of each class of Class A Certificates will be entitled to receive on each distribution date, to the extent of the available distribution amount remaining after the interest distribution amount is distributed, a distribution allocable to principal in the manner as follows:

•  The Class A-I Principal Distribution Amount will be distributed as follows:

First: Sequentially to the Class A-I-1, Class A-I-2, Class A-I-3 and Class A-I-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and,

Second: to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

•  The Class A-II Principal Distribution Amount will be distributed as follows:

First: to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

Second: Sequentially to the Class A-I-1, Class A-I-2, Class A-I-3 and Class A-I-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and,

Principal Allocation Amount:

With respect to any distribution date, the sum of (a) the Principal Remittance Amount for that Distribution Date and (b) the aggregate amount of realized losses on the Mortgage Loans in the calendar month preceding that distribution date, to the extent covered by excess cash flow for that Distribution Date; provided, that on any distribution date on which there is insufficient excess cash flow to cover all realized losses on the Mortgage Loans, in determining the Class A-I Principal Distribution Amount and the Class A-II Principal Distribution Amount, the available excess cash flow will be allocated to the Class A-I Certificates and the Class A-II Certificates, pro-rata based on the principal portion of realized losses on the Group I Loans and Group II Loans, respectively.

Class A-I Principal Distribution Amount:

On any distribution date, the Class A Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to the Group I Loans for that distribution date and the denominator of which is the Principal Allocation Amount for all of the Mortgage Loans for that distribution date.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

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Class A-II Principal Distribution Amount:

On any distribution date, the Class A Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to the Group II Loans for that distribution date and the denominator of which is the Principal Allocation Amount for all of the Mortgage Loans for that distribution date.

Class M-1 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, after taking into account the distribution of the Class A Principal Distribution Amount and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-2 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates and Class M-1 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

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Class M-3 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-4 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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Free Writing Prospectus Containing Computational Materials for

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Class M-5 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage after giving effect to distributions to be made on that Distribution Date Loans minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class M-6 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

24

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class M-7 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

25

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class M-8 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

26

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class M-9 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

27

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class M-10 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and the Class M-9 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution and the Class M-9 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-10 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

28

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Class M-11 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, the Class M-9 Principal Distribution Amount and the Class M-10 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount, the Class M-9 Principal Distribution Amount and the Class M-10 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount and Class M-10 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-11 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

29

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Allocation of Losses:

Any realized losses will be allocated in the following order of priority:

(i)          To Excess Cash Flow for the related Distribution Date;

(ii)         To the overcollateralization amount, until it has been reduced to zero;

(iii)        To the Class M-11 Certificates, until the certificate principal balance thereof has been reduced to zero;

(iv)        To the Class M-10 Certificates, until the certificate principal balance thereof has been reduced to zero;

(v)         To the Class M-9 Certificates, until the certificate principal balance thereof has been reduced to zero;

(vi)        To the Class M-8 Certificates, until the certificate principal balance thereof has been reduced to zero;

(vii)       To the Class M-7 Certificates, until the certificate principal balance thereof has been reduced to zero;

(viii)     To the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;

(ix)        To the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

(x)         To the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

(xi)        To the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

(xii)       To the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

(xiii)     To the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and,

(xiv)      To the Class A-I Certificates, losses on the Group I Loans until the certificate principal balance thereof has been reduced to zero, and to the Class A-II Certificates, losses on the Group II Loans on a pro rata basis until the certificate principal balances thereof have been reduced to zero.

Stepdown Date:

The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in April 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Specified Enhancement Percentage.

Specified Enhancement Percentage:	The Specified Enhancement Percentage is 44.50%.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

30

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Preliminary Prospectus:

The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Base Prospectus. Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

31

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Swap Agreement

On the Closing Date, the Trustee will enter into a Swap Agreement with [        ](the “Swap Counterparty”) for the benefit of the Class A and Class M Certificates. The Swap Agreement will have an initial notional amount of approximately $1,121,825,000. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Counterparty an amount equal to 5.200% per annum on a notional amount equal to the related swap notional amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders (other than a Swap Termination Payment due to a Swap Provider Trigger Event). Shown in the schedule included herein is the aggregate swap notional amount schedule, which generally has been derived by adding the aggregate mortgage loan collateral, a notional balance corresponding to 1.5x the respective pricing speeds of the fixed and adjustable mortgage loans and subtracting the Required Overcollateralization Amount.

Amounts payable by the trust in respect of net swap payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Counterparty Trigger Event) will be deducted from available funds before distributions to the holders of the Class A Certificates and Class M Certificates. On each distribution date, such amounts will be distributed by the trust to the swap counterparty, first to make any net swap payment owed to the swap counterparty pursuant to the swap agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the swap counterparty pursuant to the swap agreement. Payments by the trust to the swap counterparty in respect of any Swap Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the swap agreement will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates and will be paid by the trust to the swap counterparty as set forth in the pooling and servicing agreement.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

32

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Amounts payable by the swap counterparty to the trust (other than Swap Termination Payments) will be deposited by the trustee into the swap account, and will be included in and become part of Excess Cash Flow.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	1,121,825,000.00	26	318,550,167.33
2	1,111,167,000.06	27	292,544,040.87
3	1,096,621,082.36	28	274,873,068.13
4	1,078,169,801.46	29	258,754,709.89
5	1,055,826,738.77	30	243,531,682.22
6	1,029,652,919.54	31	243,531,682.22
7	999,768,865.20	32	231,801,191.01
8	966,324,417.11	33	219,596,984.09
9	929,599,562.34	34	208,065,628.87
10	890,631,525.47	35	197,168,861.88
11	850,334,871.75	36	186,870,555.46
12	809,608,896.11	37	177,137,726.75
13	770,621,356.43	38	167,937,380.98
14	733,466,843.68	39	159,238,875.17
15	698,060,474.91	40	151,013,849.17
16	664,253,228.75	41	143,235,562.24
17	631,837,698.22	42	135,878,797.49
18	600,847,589.91	43	128,919,828.05
19	570,974,051.12	44	122,336,280.78
20	541,388,521.75	45	116,107,075.62
21	508,985,340.21	46	110,141,018.36
22	473,976,612.54	47	0
23	428,490,582.66
24	386,698,379.21
25	349,757,730.12

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

33

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Citigroup Global Markets, Inc. Contacts

CONTACTS
Citigroup Global Markets, Inc.
Mortgage Finance
Paul Humphrey	(212) 723-9548
Phil Seares	(212) 723-1145
Venkat Veerubhotla	(212) 723-6662
Michael Murai	(212) 723-1256
Kapil Dargan	(212) 723-6195

MBS Trading
Matthew Cherwin	(212) 723-6217
Eliot Rubenzahl	(212) 723-6325

Mortgage Finance
Shekhar Shah	(212) 723-5386
Neil Aggarwal	(212) 723-6420
Moses Kimanzi	(212) 723-5859

Rating Agency Contacts

	name	phone extension
Moody’s:	Odile Grisard Boucher	(212) 553-1382
S&P:	Jerry Xie	(212) 438-3019

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

34

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Free Writing Prospectus Containing Computational Materials

Part II of II

$ 893,844,000 (Approximate)

RASC Series 2006-KS3 Trust

Issuing Entity

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Home Equity Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-KS3

March 14, 2006

Any transactions in the certificates will be effected through Citigroup Global Markets Inc..

Expected Timing:	Pricing Date:	On or about March [15], 2006
	Settlement Date:	On or about March 29, 2006
	First Payment Date:	April 25, 2006

Structure:	Fixed and ARMs:	$893,844,000 Senior / Subordinated structure / overcollateralization
	Rating Agencies:	[Moody’s and S&P]

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Citigroup Global Markets Inc.

The information herein has been provided solely by Citigroup Global Markets, Inc. ("Citigroup") based on information with respect to the mortgage loans provided by Residential Funding Corporation (“RFC”) and its affiliates.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. Citigroup and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between Citigroup and potential purchasers until a preliminary prospectus supplement is delivered by Citigroup to such potential purchasers and the potential purchaser and Citigroup enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificate or any similar certificate and Citigroup 's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such certificate when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. Citigroup 's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason Citigroup does not deliver such certificates, Citigroup will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

Citigroup and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect Citigroup 's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Citigroup does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. Citigroup (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, Citigroup may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, Citigroup has not addressed the legal, accounting and tax implications of the analysis with respect to you, and Citigroup strongly urges you to seek advice from your counsel, accountant and tax advisor.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Aggregate Collateral Summary

Summary	Total	Minimum	Maximum
Aggregate Current Principal Balance	$1,213,596,700.87	$8,937.24	$842,718.06
Number of Mortgage Loans	7,790

Average Current Principal Balance	$155,789.05
Weighted Average Original Loan-to-Value	81.31%	9.00%	100.00%
Weighted Average Mortgage Rate	8.078%	5.50%	13.990%
Weighted Average Net Mortgage Rate	7.617%	4.950%	13.440%
Weighted Average Note Margin	5.538%	2.00%	9.540%
Weighted Average Maximum Mortgage Rate	14.000%	11.600%	24.000%
Weighted Average Minimum Mortgage Rate	7.459%	2.250%	11.900%
Weighted Average Term to Next Rate Adjustment Date (months)	23	1	61
Weighted Average Remaining Term to Stated Maturity (months)	355	116	360
Weighted Average Credit Score	622	476	821

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid/ARM	81.66%
	Fixed	18.34%

Lien	First	95.62%
	Second	4.38%

Property Type	Single-family detached	78.85%
	Townhouse	1.99%
	Condo-Low-Rise(Less than 5 stories)	5.13%
	Condo Mid-Rise (5 to 8 stories)	0.14%
	Condo High-Rise (9 stories or more)	0.16%
	Manufactured	0.01%
	Planned Unit Developments (detached)	7.01%
	Planned Unit Developments (attached)	1.92%
	Two-to-four family units	4.72%
	Leasehold	0.05%

Occupancy Status	Primary Residence	95.46%
	Second/Vacation	1.58%
	Non Owner Occupied	2.96%

Documentation Type	Full Documentation	63.65%
	Reduced Documentation	36.35%

Loans with Prepayment penalties		72.22%

Interest Only Percentage		18.57%

Loans serviced by Homecomings		99.99%

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Lien Position of the Aggregate Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	6,649	1,160,472,258	95.62	174,533	621	80.49
Second Lien	1,141	53,124,442	4.38	46,560	643	99.26
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Aggregate Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2/28	4,120	691,568,723	56.99	167,856	611	81.06
2/28 IO	844	205,684,281	16.95	243,702	648	81.30
Fixed 30Yrs	1,751	196,419,990	16.18	112,176	625	81.61
3/27	348	52,949,468	4.36	152,154	623	80.14
2/28 Balloon	64	15,429,835	1.27	241,091	610	81.90
3/27 IO	56	13,912,710	1.15	248,441	656	83.57
Fixed 15Yrs Balloon	233	8,630,419	0.71	37,040	642	98.45
Fixed 20Yrs	226	7,906,535	0.65	34,985	620	90.01
ARM	34	7,569,000	0.62	222,618	660	81.93
Fixed 15Yrs	76	6,152,456	0.51	80,953	626	69.86
Fixed 30Yrs IO	17	2,879,670	0.24	169,392	655	81.16
ARM IO	9	2,861,999	0.24	318,000	647	81.18
3/27 Balloon	3	624,666	0.05	208,222	630	80.17
ARM Balloon	2	407,975	0.03	203,988	669	65.99
Fixed 25Yrs	3	309,180	0.03	103,060	628	81.37
Fixed 30Yrs Balloon	2	150,346	0.01	75,173	547	72.60
Fixed 10Yrs	2	139,449	0.01	69,724	596	51.37
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
499 or Less	13	1,391,408	0.11	107,031	62.84
500 - 519	50	7,418,583	0.61	148,372	63.36
520 - 539	273	39,819,021	3.28	145,857	73.30
540 - 559	480	76,437,218	6.30	159,244	77.30
560 - 579	660	101,622,048	8.37	153,973	79.75
580 - 599	1,303	176,741,405	14.56	135,642	82.69
600 - 619	1,370	208,436,579	17.18	152,143	82.64
620 - 639	1,212	185,629,217	15.30	153,159	81.87
640 - 659	1,014	165,297,351	13.62	163,015	82.41
660 - 679	656	110,789,502	9.13	168,886	81.86
680 - 699	350	62,678,621	5.16	179,082	81.58
700 - 719	172	33,127,034	2.73	192,599	82.01
720 - 739	114	20,822,590	1.72	182,654	83.05
740 - 759	58	10,995,686	0.91	189,581	82.48
760 or Greater	65	12,390,438	1.02	190,622	80.42
Total:	7,790	1,213,596,701	100.00	155,789	81.31

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 622
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	2,636	163,360,256	13.46	61,973	615	84.56
100,001 to 200,000	3,182	459,387,610	37.85	144,371	615	80.65
200,001 to 300,000	1,193	289,148,669	23.83	242,371	622	80.66
300,001 to 400,000	541	187,059,399	15.41	345,766	632	81.19
400,001 to 500,000	182	81,995,756	6.76	450,526	636	81.33
500,001 to 600,000	42	23,164,473	1.91	551,535	651	80.20
600,001 to 700,000	10	6,293,131	0.52	629,313	639	83.84
700,001 to 800,000	2	1,516,603	0.12	758,301	709	87.37
800,001 or Greater	2	1,670,804	0.14	835,402	622	73.53
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $155,789
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	1	236,000	0.02	236,000	658	80.00
5.000 - 5.499	20	4,507,508	0.37	225,375	648	71.36
5.500 - 5.999	215	55,377,968	4.56	257,572	651	76.95
6.000 - 6.499	563	131,656,963	10.85	233,849	642	76.79
6.500 - 6.999	968	197,945,692	16.31	204,489	637	78.64
7.000 - 7.499	1,272	228,997,355	18.87	180,029	624	79.52
7.500 - 7.999	1,184	198,278,635	16.34	167,465	618	81.17
8.000 - 8.499	1,133	171,765,810	14.15	151,603	602	82.88
8.500 - 8.999	598	85,630,342	7.06	143,195	599	84.83
9.000 - 9.499	547	62,243,085	5.13	113,790	599	87.33
9.500 - 9.999	364	29,469,082	2.43	80,959	609	89.53
10.000 - 10.499	264	18,846,696	1.55	71,389	614	92.07
10.500 - 10.999	163	8,832,010	0.73	54,184	632	95.82
11.000 - 11.499	330	13,469,483	1.11	40,817	619	97.58
11.500 - 11.999	120	4,726,459	0.39	39,387	601	99.34
12.000 - 12.499	22	810,217	0.07	36,828	613	96.09
12.500 - 12.999	11	358,320	0.03	32,575	609	98.68
13.000 - 13.499	15	445,076	0.04	29,672	598	100.00
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.617% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.500 - 5.999	29	6,679,034	0.55	230,312	650	72.49
6.000 - 6.499	243	62,156,605	5.12	255,788	651	77.28
6.500 - 6.999	724	168,641,229	13.90	232,930	645	77.66
7.000 - 7.499	802	160,334,009	13.21	199,918	635	78.36
7.500 - 7.999	1,432	256,645,729	21.15	179,222	625	80.02
8.000 - 8.499	996	161,905,010	13.34	162,555	616	81.03
8.500 - 8.999	1,171	180,743,570	14.89	154,350	602	82.68
9.000 - 9.499	540	74,658,275	6.15	138,256	593	84.74
9.500 - 9.999	572	66,411,675	5.47	116,104	596	87.16
10.000 - 10.499	334	26,198,100	2.16	78,437	608	89.51
10.500 - 10.999	261	19,234,506	1.58	73,695	609	91.48
11.000 - 11.499	163	8,765,318	0.72	53,775	629	95.10
11.500 - 11.999	318	13,482,287	1.11	42,397	620	97.34
12.000 - 12.499	139	5,390,291	0.44	38,779	605	99.15
12.500 - 12.999	38	1,488,873	0.12	39,181	612	97.34
13.000 - 13.499	13	417,112	0.03	32,086	608	98.70
13.500 - 13.999	15	445,076	0.04	29,672	598	100.00
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.078% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	212	27,695,401	2.28	130,639	605
50.01 - 55.00	88	13,570,777	1.12	154,213	594
55.01 - 60.00	140	21,559,356	1.78	153,995	595
60.01 - 65.00	194	32,918,745	2.71	169,684	596
65.01 - 70.00	324	55,747,773	4.59	172,061	589
70.01 - 75.00	419	71,047,932	5.85	169,565	603
75.01 - 80.00	2,779	508,836,766	41.93	183,101	636
80.01 - 85.00	650	116,981,648	9.64	179,972	611
85.01 - 90.00	1,170	202,171,138	16.66	172,796	614
90.01 - 95.00	743	110,106,331	9.07	148,192	619
95.01 - 100.00	1,071	52,960,834	4.36	49,450	644
Total:	7,790	1,213,596,701	100.00	155,789	622

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 81.31%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	204	21,432,629	1.77	105,062	616	85.55
Alaska	7	1,297,960	0.11	185,423	674	80.75
Arizona	348	60,631,893	5.00	174,230	621	80.03
Arkansas	45	4,572,114	0.38	101,603	599	84.86
California	844	228,431,792	18.82	270,654	636	78.65
Colorado	142	21,530,389	1.77	151,622	623	83.23
Connecticut	79	12,822,099	1.06	162,305	618	81.09
Delaware	52	8,468,051	0.70	162,847	616	80.79
District of Columbia	3	1,075,005	0.09	358,335	605	80.00
Florida	858	135,324,385	11.15	157,721	621	80.19
Georgia	398	50,276,386	4.14	126,323	612	83.06
Hawaii	40	9,003,407	0.74	225,085	644	76.63
Idaho	23	3,160,943	0.26	137,432	620	87.22
Illinois	425	66,757,743	5.50	157,077	627	82.93
Indiana	138	13,950,306	1.15	101,089	614	84.91
Iowa	26	2,404,137	0.20	92,467	611	85.99
Kansas	57	6,210,556	0.51	108,957	611	85.39
Kentucky	76	7,704,692	0.63	101,378	614	85.32
Louisiana	208	21,591,451	1.78	103,805	619	84.19
Maine	58	8,054,449	0.66	138,870	610	80.86
Maryland	349	71,212,186	5.87	204,046	613	79.46
Massachusetts	89	19,105,593	1.57	214,670	616	79.77
Michigan	362	43,126,861	3.55	119,135	613	84.66
Minnesota	122	19,948,794	1.64	163,515	617	83.00
Mississippi	100	9,530,780	0.79	95,308	609	84.35
Missouri	174	19,102,373	1.57	109,784	608	84.70
Montana	13	1,397,944	0.12	107,534	641	81.38
Nebraska	24	2,588,750	0.21	107,865	628	83.81
Nevada	127	25,740,119	2.12	202,678	626	80.15
New Hampshire	22	3,837,134	0.32	174,415	636	82.93
New Jersey	148	30,569,195	2.52	206,549	621	80.35
New Mexico	51	6,387,610	0.53	125,247	610	85.14
New York	84	13,118,795	1.08	156,176	620	74.16
North Carolina	206	24,577,074	2.03	119,306	609	83.26
North Dakota	2	170,735	0.01	85,368	625	77.37
Ohio	176	18,683,471	1.54	106,156	611	84.51
Oklahoma	81	6,763,240	0.56	83,497	618	85.05
Oregon	72	11,377,227	0.94	158,017	629	80.24
Pennsylvania	184	23,256,944	1.92	126,396	611	82.83
Rhode Island	30	5,782,727	0.48	192,758	622	75.79
South Carolina	119	13,291,093	1.10	111,690	605	83.96
South Dakota	4	211,562	0.02	52,890	622	76.80
Tennessee	183	17,885,790	1.47	97,737	610	83.43
Texas	380	42,895,558	3.53	112,883	625	82.76
Utah	50	8,469,612	0.70	169,392	637	82.63
Vermont	3	500,060	0.04	166,687	668	75.77
Virginia	264	43,222,193	3.56	163,720	616	81.57
Washington	133	22,785,466	1.88	171,319	634	81.48
West Virginia	7	938,378	0.08	134,054	607	81.44
Wisconsin	184	20,903,922	1.72	113,608	605	84.71
Wyoming	16	1,515,130	0.12	94,696	591	83.51
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	3,335	470,275,366	38.75	141,012	638	83.54
Rate/Term Refinance	428	59,648,967	4.92	139,367	620	80.57
Equity Refinance	4,027	683,672,368	56.33	169,772	611	79.85
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	5,159	772,487,005	63.65	149,736	611	81.39
Reduced Documentation	2,631	441,109,696	36.35	167,659	641	81.18
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	7,387	1,158,542,275	95.46	156,835	620	81.42
Second/Vacation	113	19,178,765	1.58	169,724	645	84.92
Non-Owner Occupied	290	35,875,661	2.96	123,709	649	75.99
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	6,236	956,981,601	78.85	153,461	620	81.31
Townhouse	175	24,204,779	1.99	138,313	617	82.49
Condo-Low-Rise(Less than 5 stories)	432	62,310,174	5.13	144,237	636	82.65
Condo Mid-Rise (5 to 8 stories)	9	1,719,598	0.14	191,066	621	77.53
Condo High-Rise (9 stories or more)	9	1,989,642	0.16	221,071	660	80.35
Manufactured	1	133,726	0.01	133,726	650	80.00
Planned Unit Developments (detached)	480	85,091,195	7.01	177,273	621	81.99
Planned Unit Developments (attached)	145	23,292,002	1.92	160,634	620	81.55
Two-to-four family units	300	57,293,486	4.72	190,978	635	78.43
Leasehold	3	580,498	0.05	193,499	650	82.68
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	4,856	797,281,163	65.70	164,185	643	82.47
AX	745	100,342,062	8.27	134,687	618	80.72
AM	990	134,161,954	11.05	135,517	585	81.75
B	635	96,623,080	7.96	152,162	565	78.73
C	303	48,161,143	3.97	158,948	549	73.86
CM	261	37,027,299	3.05	141,867	550	72.92
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
12 Month	318	57,088,354	4.70	179523	628	81.02
24 Month	3,834	644,196,193	53.08	168022	622	81.65
36 Month	1,236	170,262,641	14.03	137753	623	78.93
60 Month	13	1,923,341	0.16	147949	609	83.42
Other	13	2,990,271	0.25	230021	635	85.44
None	2,376	337,135,902	27.78	141892	619	81.87
Total:	7,790	1,213,596,701	100.00	155789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	6,864	988,258,042	81.43	143,977	616	81.28
24 Month	50	11,438,647	0.94	228,773	654	81.36
36 Month	2	317,500	0.03	158,750	653	77.59
60 Month	858	210,067,686	17.31	244,834	648	81.46
120 Month	16	3,514,827	0.29	219,677	647	80.81
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	2,310	222,588,044	18.34	96,358	626	82.21
2.000 - 2.499	4	910,765	0.08	227,691	628	77.77
3.000 - 3.499	10	1,824,276	0.15	182,428	652	70.88
3.500 - 3.999	203	50,707,964	4.18	249,793	650	78.58
4.000 - 4.499	411	90,238,888	7.44	219,559	645	78.82
4.500 - 4.999	662	131,533,850	10.84	198,692	637	79.04
5.000 - 5.499	1,165	231,587,131	19.08	198,787	625	79.71
5.500 - 5.999	1,021	181,702,180	14.97	177,965	617	81.61
6.000 - 6.499	778	126,521,937	10.43	162,625	609	82.26
6.500 - 6.999	573	90,382,822	7.45	157,736	596	85.36
7.000 - 7.499	366	50,602,542	4.17	138,258	591	85.06
7.500 - 7.999	188	22,822,328	1.88	121,395	592	84.50
8.000 - 8.499	78	9,862,220	0.81	126,439	589	85.83
8.500 - 8.999	15	1,571,047	0.13	104,736	591	83.70
9.000 - 9.499	5	665,617	0.05	133,123	611	90.14
9.500 - 9.999	1	75,090	0.01	75,090	565	75.00
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.538% per annum.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	2,310	222,588,044	18.34	96,358	626	82.21
11.000 - 11.999	22	5,176,623	0.43	235,301	645	75.56
12.000 - 12.999	720	170,717,339	14.07	237,107	645	78.11
13.000 - 13.999	1,827	356,466,277	29.37	195,110	632	79.85
14.000 - 14.999	1,855	312,165,624	25.72	168,283	610	82.51
15.000 - 15.999	842	121,492,614	10.01	144,291	589	85.28
16.000 - 16.999	193	22,518,511	1.86	116,676	575	83.61
17.000 - 17.999	20	2,305,658	0.19	115,283	582	76.71
24.000 - 24.000	1	166,010	0.01	166,010	594	95.00
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.000% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	2,310	222,588,044	18.34	96,358	626	82.21
2.000 - 2.999	1	207,311	0.02	207,311	650	80.00
3.000 - 3.999	4	1,039,663	0.09	259,916	666	68.65
4.000 - 4.999	100	16,229,033	1.34	162,290	634	73.84
5.000 - 5.999	529	90,562,746	7.46	171,196	624	78.93
6.000 - 6.999	1,262	263,369,494	21.70	208,692	633	80.42
7.000 - 7.999	1,642	315,928,830	26.03	192,405	629	80.76
8.000 - 8.999	1,208	205,215,096	16.91	169,880	606	82.26
9.000 - 9.999	572	79,721,510	6.57	139,373	588	85.24
10.000 - 10.999	146	17,188,028	1.42	117,726	578	85.05
11.000 - 11.999	16	1,546,946	0.13	96,684	554	73.11
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.459% per annum

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	2,310	222,588,044	18.34	96,358	626	82.21
April 2006	2	112,790	0.01	56,395	503	71.96
May 2006	1	73,273	0.01	73,273	626	80.00
June 2006	1	60,130	0.00	60,130	510	89.00
May 2007	1	62,568	0.01	62,568	650	80.00
July 2007	8	1,214,304	0.10	151,788	641	82.72
August 2007	32	7,450,814	0.61	232,838	589	83.15
September 2007	22	3,528,863	0.29	160,403	637	87.61
October 2007	62	12,267,103	1.01	197,856	618	84.66
November 2007	172	40,334,061	3.32	234,500	626	81.63
December 2007	734	158,194,389	13.04	215,524	625	80.46
January 2008	967	178,448,369	14.70	184,538	626	81.31
February 2008	2,811	480,012,469	39.55	170,762	616	81.08
March 2008	218	31,377,614	2.59	143,934	605	80.82
August 2008	4	856,508	0.07	214,127	656	82.83
September 2008	4	915,591	0.08	228,898	655	92.65
October 2008	7	1,810,689	0.15	258,670	629	87.87
November 2008	26	5,237,304	0.43	201,435	645	87.56
December 2008	33	6,318,578	0.52	191,472	633	84.59
January 2009	45	8,060,643	0.66	179,125	626	81.77
February 2009	201	32,018,435	2.64	159,296	625	79.16
March 2009	84	11,815,188	0.97	140,657	634	77.95
November 2010	2	335,373	0.03	167,686	618	79.24
December 2010	18	4,199,308	0.35	233,295	667	78.35
January 2011	7	1,375,969	0.11	196,567	634	86.01
February 2011	17	4,765,624	0.39	280,331	657	82.43
April 2011	1	162,700	0.01	162,700	642	78.00
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 23

Back End Debt to Income Ratio
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	180	22,936,248	1.89	127,424	626	77.15
20.01 - 25.00	284	35,839,864	2.95	126,197	615	80.93
25.01 - 30.00	527	67,416,309	5.56	127,925	618	80.77
30.01 - 35.00	737	102,029,799	8.41	138,439	618	81.15
35.01 - 40.00	1,122	172,416,176	14.21	153,669	623	80.23
40.01 - 45.00	1,730	275,101,733	22.67	159,018	626	81.29
45.01 - 50.00	2,425	418,424,757	34.48	172,546	624	82.22
50.01 - 55.00	646	101,856,385	8.39	157,672	603	81.27
60.01 or Greater	1	92,700	0.01	92,700	652	93.00
Not Available	138	17,482,730	1.44	126,686	628	80.07
Total:	7,790	1,213,596,701	100.00	155,789	622	81.31

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.24%.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Group I Collateral Summary

Summary	Total	Minimum	Maximum
Group I Current Principal Balance	$898,694,365.28	$8,937.24	$842,718.06
Number of Mortgage Loans	6,003

Average Current Principal Balance	$149,707.54
Weighted Average Original Loan-to-Value	81.53%	15.00%	100.00%
Weighted Average Mortgage Rate	8.108%	5.50%	13.990%
Weighted Average Net Mortgage Rate	7.649%	4.950%	13.440%
Weighted Average Note Margin	5.574%	2.00%	9.540%
Weighted Average Maximum Mortgage Rate	13.999%	11.8500%	24.000%
Weighted Average Minimum Mortgage Rate	7.334%	2.250%	11.900%
Weighted Average Term to Next Rate Adjustment Date (months)	23	1	61
Weighted Average Remaining Term to Stated Maturity (months)	354	116	360
Weighted Average Credit Score	624	476	821

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid/ARM	79.40%
	Fixed	20.60%

Lien	First	94.09%
	Second	5.91%

Property Type	Single-family detached	77.22%
	Townhouse	1.77%
	Condo-Low-Rise(Less than 5 stories)	5.19%
	Condo Mid-Rise (5 to 8 stories)	0.18%
	Condo High-Rise (9 stories or more)	0.21%
	Manufactured	0.01%
	Planned Unit Developments (detached)	7.99%
	Planned Unit Developments (attached)	1.82%
	Two-to-four family units	5.08%
	Leasehold	0.01%

Occupancy Status	Primary Residence	94.13%
	Second/Vacation	1.88%
	Non Owner Occupied	3.99%

Documentation Type	Full Documentation	61.63%
	Reduced Documentation	38.37%

Loans with Prepayment penalties		73.26%

Interest Only Percentage		18.12%

Loans serviced by Homecomings		99.99%

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Lien Position of the Group I Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	4,862	845,569,923	94.09	173914	622	80.41
Second Lien	1,141	53,124,442	5.91	46560	643	99.26
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Group I Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2/28	2,939	491,337,277	54.67	167178	613	81.07
2/28 IO	581	146,474,505	16.30	252108	651	81.34
Fixed 30Yrs	1,519	160,873,742	17.90	105908	626	82.30
3/27	291	43,420,737	4.83	149212	625	79.77
2/28 Balloon	50	11,994,571	1.33	239891	605	83.36
3/27 IO	48	12,241,605	1.36	255033	656	84.71
Fixed 15Yrs Balloon	233	8,630,419	0.96	37040	642	98.45
Fixed 20Yrs	219	7,111,755	0.79	32474	623	91.67
5/25	23	5,728,586	0.64	249069	674	82.41
Fixed 15Yrs	72	5,677,996	0.63	78861	621	70.62
Fixed 30Yrs IO	14	2,397,320	0.27	171237	657	80.12
5/25 IO	4	1,610,299	0.18	402575	650	82.79
3/27 Balloon	2	348,048	0.04	174024	663	72.35
5/25 Balloon	1	229,675	0.03	229675	697	52.00
Fixed 25Yrs	2	165,337	0.02	82669	571	82.56
ARM IO	1	162,700	0.02	162700	642	78.00
Fixed 30Yrs Balloon	2	150,346	0.02	75173	547	72.60
Fixed 10Yrs	2	139,449	0.02	69724	596	51.37
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Credit Score Distribution of the Group I Loans
Credit Score Range	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
499 or Less	11	1,186,225	0.13	107839	63.93
500 - 519	46	6,939,712	0.77	150863	62.86
520 - 539	199	28,971,724	3.22	145587	71.63
540 - 559	342	53,639,481	5.97	156841	76.07
560 - 579	457	69,099,027	7.69	151201	79.76
580 - 599	993	125,715,999	13.99	126602	83.11
600 - 619	1,048	153,229,638	17.05	146211	82.80
620 - 639	935	134,600,135	14.98	143957	82.50
640 - 659	806	124,579,192	13.86	154565	83.07
660 - 679	547	87,799,404	9.77	160511	82.42
680 - 699	276	48,533,645	5.40	175847	81.72
700 - 719	142	27,461,103	3.06	193388	82.17
720 - 739	96	17,270,416	1.92	179900	83.62
740 - 759	47	8,473,496	0.94	180287	82.36
760 or Greater	58	11,195,169	1.25	193020	80.40
Total:	6,003	898,694,365	100.00	149708	81.53

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 624
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
Original Mortgage Loan Principal Balances of the Group I Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	2,349	140,698,234	15.66	59897	617	85.36
100,001 to 200,000	2,251	322,600,792	35.90	143314	617	80.47
200,001 to 300,000	792	191,298,663	21.29	241539	624	80.89
300,001 to 400,000	379	131,909,421	14.68	348046	633	81.27
400,001 to 500,000	176	79,542,244	8.85	451945	636	81.26
500,001 to 600,000	42	23,164,473	2.58	551535	651	80.20
600,001 to 700,000	10	6,293,131	0.70	629313	639	83.84
700,001 to 800,000	2	1,516,603	0.17	758301	709	87.37
800,001 or Greater	2	1,670,804	0.19	835402	622	73.53
Total:	6,003	898,694,365	100.00	149708	624	81.53

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $149,875
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Net Mortgage Rates of the Group I Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	1	236,000	0.03	236000	658	80.00
5.000 - 5.499	18	4,166,239	0.46	231458	649	72.04
5.500 - 5.999	159	43,162,727	4.80	271464	654	77.58
6.000 - 6.499	430	101,200,554	11.26	235350	644	77.22
6.500 - 6.999	706	145,144,677	16.15	205587	638	78.69
7.000 - 7.499	883	157,056,654	17.48	177867	622	79.27
7.500 - 7.999	862	141,615,937	15.76	164288	621	80.93
8.000 - 8.499	863	129,908,078	14.46	150531	605	82.83
8.500 - 8.999	451	65,003,110	7.23	144131	601	84.67
9.000 - 9.499	422	44,833,591	4.99	106241	604	87.49
9.500 - 9.999	317	23,264,941	2.59	73391	619	90.48
10.000 - 10.499	240	15,442,950	1.72	64346	625	93.68
10.500 - 10.999	156	8,183,002	0.91	52455	637	97.17
11.000 - 11.499	327	13,135,833	1.46	40171	622	98.38
11.500 - 11.999	120	4,726,459	0.53	39387	601	99.34
12.000 - 12.499	22	810,217	0.09	36828	613	96.09
12.500 - 12.999	11	358,320	0.04	32575	609	98.68
13.000 - 13.499	15	445,076	0.05	29672	598	100.00
Total:	6,003	898,694,365	100.00	149708	624	81.53

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.649% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Mortgage Rates of the Loans of the Group I Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.500 - 5.999	21	5,030,957	0.56	239569	650	72.73
6.000 - 6.499	181	48,547,053	5.40	268216	655	78.23
6.500 - 6.999	560	131,747,651	14.66	235264	646	77.91
7.000 - 7.499	573	113,926,710	12.68	198825	636	78.37
7.500 - 7.999	999	177,750,623	19.78	177929	625	79.77
8.000 - 8.499	722	114,064,840	12.69	157985	618	80.80
8.500 - 8.999	904	139,294,605	15.50	154087	605	82.62
9.000 - 9.499	399	55,125,607	6.13	138159	594	84.64
9.500 - 9.999	444	48,507,154	5.40	109250	600	87.20
10.000 - 10.499	290	20,365,389	2.27	70225	619	90.66
10.500 - 10.999	235	15,466,925	1.72	65817	620	93.17
11.000 - 11.499	155	7,976,860	0.89	51464	635	96.42
11.500 - 11.999	315	13,148,638	1.46	41742	623	98.13
12.000 - 12.499	139	5,390,291	0.60	38779	605	99.15
12.500 - 12.999	38	1,488,873	0.17	39181	612	97.34
13.000 - 13.499	13	417,112	0.05	32086	608	98.70
13.500 - 13.999	15	445,076	0.05	29672	598	100.00
Total:	6,003	898,694,365	100.00	149708	624	81.53

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.108% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value of the Group I Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	177	22,667,175	2.52	128063	601
50.01 - 55.00	67	10,099,390	1.12	150737	590
55.01 - 60.00	108	15,281,064	1.70	141491	588
60.01 - 65.00	149	24,791,877	2.76	166388	596
65.01 - 70.00	232	39,032,048	4.34	168242	587
70.01 - 75.00	299	48,660,090	5.41	162743	604
75.01 - 80.00	2,029	376,904,252	41.94	185759	639
80.01 - 85.00	439	78,401,284	8.72	178591	615
85.01 - 90.00	851	146,521,995	16.30	172176	616
90.01 - 95.00	584	83,865,290	9.33	143605	621
95.01 - 100.00	1,068	52,469,900	5.84	49129	644
Total:	6,003	898,694,365	100.00	149708	624

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 81.53%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Geographical Distributions of Mortgaged Properties of the Group I Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	189	19,589,405	2.18	103648	617	85.77
Alaska	7	1,297,960	0.14	185423	674	80.75
Arizona	247	39,994,016	4.45	161919	631	80.26
Arkansas	35	3,536,968	0.39	101056	604	85.33
California	624	169,658,361	18.88	271888	638	79.29
Colorado	109	15,446,105	1.72	141707	622	84.11
Connecticut	65	9,828,227	1.09	151203	617	81.02
Delaware	45	6,461,234	0.72	143583	619	79.87
District of Columbia	2	727,005	0.08	363503	607	80.00
Florida	788	122,565,104	13.64	155539	622	80.32
Georgia	202	23,267,918	2.59	115188	617	83.51
Hawaii	37	8,345,477	0.93	225553	647	77.55
Idaho	22	2,818,943	0.31	128134	618	86.88
Illinois	256	38,948,218	4.33	152141	637	83.62
Indiana	64	5,697,154	0.63	89018	605	84.38
Iowa	22	1,877,388	0.21	85336	617	85.33
Kansas	51	5,098,018	0.57	99961	613	86.07
Kentucky	74	7,185,040	0.80	97095	613	85.71
Louisiana	193	19,215,258	2.14	99561	621	84.28
Maine	41	4,869,204	0.54	118761	603	78.85
Maryland	258	49,372,832	5.49	191368	613	80.18
Massachusetts	66	13,571,650	1.51	205631	608	79.43
Michigan	326	37,592,864	4.18	115316	615	84.42
Minnesota	91	13,881,928	1.54	152549	616	81.97
Mississippi	92	8,306,029	0.92	90283	608	84.42
Missouri	152	15,805,281	1.76	103982	612	84.13
Montana	13	1,397,944	0.16	107534	641	81.38
Nebraska	19	1,886,445	0.21	99287	636	87.54
Nevada	100	19,310,458	2.15	193105	628	81.51
New Hampshire	20	3,384,674	0.38	169234	633	82.54
New Jersey	147	30,231,945	3.36	205659	620	80.19
New Mexico	25	3,139,994	0.35	125600	618	87.09
New York	50	7,872,959	0.88	157459	630	73.24
North Carolina	97	10,093,813	1.12	104060	609	83.35
North Dakota	2	170,735	0.02	85368	625	77.37
Ohio	163	16,455,125	1.83	100952	610	84.81
Oklahoma	69	5,377,703	0.60	77938	624	85.23
Oregon	59	8,918,435	0.99	151160	634	80.76
Pennsylvania	160	19,712,169	2.19	123201	611	83.10
Rhode Island	22	3,904,197	0.43	177464	625	75.51
South Carolina	59	5,927,052	0.66	100459	610	85.83
South Dakota	4	211,562	0.02	52890	622	76.80
Tennessee	166	15,668,759	1.74	94390	610	83.06
Texas	295	31,933,677	3.55	108250	625	82.99
Utah	30	4,845,441	0.54	161515	633	84.93
Vermont	3	500,060	0.06	166687	668	75.77
Virginia	220	35,294,679	3.93	160430	618	81.30
Washington	100	16,268,673	1.81	162687	638	81.45
West Virginia	5	441,232	0.05	88246	580	83.81
Wisconsin	102	9,387,748	1.04	92037	606	84.64
Wyoming	15	1,401,296	0.16	93420	586	82.99
Total:	6,003	898,694,365	100.00	149708	624	81.53
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Mortgage Loan Purpose of the Group I Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	2,877	397,050,091	44.18	138008	639	83.91
Rate/Term Refinance	348	46,685,248	5.19	134153	620	79.88
Equity Refinance	2,778	454,959,027	50.62	163772	611	79.62
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Group I Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	3,876	553,833,878	61.63	142888	613	81.54
Reduced Documentation	2,127	344,860,488	38.37	162135	642	81.51
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Group I Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	5,613	845,954,961	94.13	150714	622	81.70
Second/Vacation	100	16,863,744	1.88	168637	643	84.64
Non-Owner Occupied	290	35,875,661	3.99	123709	649	75.99
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgaged Property Types of the Group I Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	4,757	698,484,831	77.72	146833	622	81.47
Townhouse	128	15,904,105	1.77	124251	622	83.34
Condo-Low-Rise(Less than 5 stories)	349	46,685,624	5.19	133770	635	83.56
Condo Mid-Rise (5 to 8 stories)	8	1,661,927	0.18	207741	622	78.59
Condo High-Rise (9 stories or more)	8	1,881,710	0.21	235214	663	80.14
Manufactured	1	133,726	0.01	133726	650	80.00
Planned Unit Developments (detached)	409	71,811,448	7.99	175578	623	82.48
Planned Unit Developments (attached)	99	16,368,246	1.82	165336	622	81.84
Two-to-four family units	243	45,684,992	5.08	188004	633	78.17
Leasehold	1	77,757	0.01	77757	670	100.00
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Grades of the Group I Loans
Group I Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	3,823	607,846,585	67.64	158997	645	82.79
AX	601	73,577,241	8.19	122425	617	81.22
AM	759	97,100,873	10.80	127933	583	82.04
B	440	65,225,270	7.26	148239	564	77.78
C	203	30,426,547	3.39	149884	542	71.55
CM	177	24,517,850	2.73	138519	543	71.50
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Prepayment Penalty Terms of the Group I Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
12 Month	238	41,611,524	4.63	174838	629	81.08
24 Month	2,934	475,458,862	52.91	162051	623	81.88
36 Month	1,033	137,285,868	15.28	132900	623	79.11
60 Month	13	1,923,341	0.21	147949	609	83.42
Other	8	2,046,016	0.23	255752	646	89.72
None	1,777	240,368,756	26.75	135267	624	82.21
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Interest Only Terms of the Group I Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	5,355	735,807,937	81.88	137406	618	81.51
24 Month	44	10,367,063	1.15	235615	654	80.57
36 Month	2	317,500	0.04	158750	653	77.59
60 Month	590	149,492,939	16.63	253378	651	81.69
120 Month	12	2,708,927	0.30	225744	652	80.45
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Group I Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	2,063	185,146,363	20.60	89746	627	83.00
2.000 - 2.499	4	910,765	0.10	227691	628	77.77
3.000 - 3.499	5	1,038,571	0.12	207714	658	72.67
3.500 - 3.999	151	38,481,016	4.28	254841	653	79.70
4.000 - 4.499	249	54,548,446	6.07	219070	648	79.29
4.500 - 4.999	414	80,473,263	8.95	194380	640	79.02
5.000 - 5.499	830	169,983,765	18.91	204800	628	79.33
5.500 - 5.999	774	138,528,670	15.41	178978	621	81.11
6.000 - 6.499	604	99,683,472	11.09	165039	612	82.32
6.500 - 6.999	451	71,374,736	7.94	158259	597	85.47
7.000 - 7.499	264	36,308,126	4.04	137531	594	84.96
7.500 - 7.999	121	13,952,939	1.55	115314	597	83.96
8.000 - 8.499	56	6,477,020	0.72	115661	594	87.43
8.500 - 8.999	11	1,046,506	0.12	95137	606	84.19
9.000 - 9.499	5	665,617	0.07	133123	611	90.14
9.500 - 9.999	1	75,090	0.01	75090	565	75.00
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.574% per annum.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Maximum Mortgage Rates of the Group I Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	2,063	185,146,363	20.60	89746	627	83.00
11.000 - 11.999	14	3,528,546	0.39	252039	643	77.35
12.000 - 12.999	528	127,783,206	14.22	242014	647	78.61
13.000 - 13.999	1,254	246,013,258	27.37	196183	634	79.70
14.000 - 14.999	1,397	234,060,564	26.04	167545	613	82.51
15.000 - 15.999	600	86,426,664	9.62	144044	589	85.17
16.000 - 16.999	135	14,206,295	1.58	105232	581	83.10
17.000 - 17.999	11	1,363,459	0.15	123951	605	78.19
24.000 - 24.000	1	166,010	0.02	166010	594	95.00
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.999% per annum.

Minimum Mortgage Rates of the Group I Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	2,063	185,146,363	20.60	89746	627	83.00
2.000 - 2.999	1	207,311	0.02	207311	650	80.00
3.000 - 3.999	4	1,039,663	0.12	259916	666	68.65
4.000 - 4.999	80	12,922,989	1.44	161537	637	72.18
5.000 - 5.999	477	81,134,724	9.03	170094	624	78.37
6.000 - 6.999	1,018	212,715,416	23.67	208954	633	81.06
7.000 - 7.999	1,065	206,348,271	22.96	193754	630	81.05
8.000 - 8.999	809	136,589,507	15.20	168837	610	82.39
9.000 - 9.999	382	51,988,107	5.78	136095	589	84.82
10.000 - 10.999	96	9,852,064	1.10	102626	587	85.06
11.000 - 11.999	8	749,952	0.08	93744	550	70.68
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.334% per annum

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Next Interest Rate Adjustment Date of the Group I Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	2,063	185,146,363	20.60	89746	627	83.00
April 2006	2	112,790	0.01	56395	503	71.96
May 2006	1	73,273	0.01	73273	626	80.00
June 2006	1	60,130	0.01	60130	510	89.00
May 2007	1	62,568	0.01	62568	650	80.00
July 2007	8	1,214,304	0.14	151788	641	82.72
August 2007	32	7,450,814	0.83	232838	589	83.15
September 2007	22	3,528,863	0.39	160403	637	87.61
October 2007	60	11,857,202	1.32	197620	618	84.61
November 2007	155	37,082,120	4.13	239239	626	81.72
December 2007	632	137,806,800	15.33	218049	627	80.62
January 2008	682	130,195,679	14.49	190903	629	81.44
February 2008	1,791	294,748,157	32.80	164572	617	81.00
March 2008	186	26,067,559	2.90	140148	605	80.71
August 2008	4	856,508	0.10	214127	656	82.83
September 2008	4	915,591	0.10	228898	655	92.65
October 2008	7	1,810,689	0.20	258670	629	87.87
November 2008	26	5,237,304	0.58	201435	645	87.56
December 2008	26	4,990,212	0.56	191931	637	87.53
January 2009	32	6,008,598	0.67	187769	630	82.49
February 2009	158	24,305,491	2.70	153832	627	78.03
March 2009	81	11,432,088	1.27	141137	635	77.86
November 2010	2	335,373	0.04	167686	618	79.24
December 2010	14	3,542,933	0.39	253067	678	76.75
January 2011	5	1,036,380	0.12	207276	615	87.85
February 2011	7	2,653,873	0.30	379125	688	85.85
April 2011	1	162,700	0.02	162700	642	78.00
Total:	6,003	898,694,365	100.00	149708	624	81.53

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 23

Back End Debt to Income Ratio of the Group I Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	145	16,223,845	1.81	111889	628	78.06
20.01 - 25.00	223	27,189,288	3.03	121925	616	81.28
25.01 - 30.00	414	49,752,633	5.54	120175	620	81.50
30.01 - 35.00	565	73,940,814	8.23	130869	622	81.24
35.01 - 40.00	838	123,875,985	13.78	147823	625	80.06
40.01 - 45.00	1,356	208,376,427	23.19	153670	628	81.61
45.01 - 50.00	1,829	306,855,028	34.14	167772	626	82.51
50.01 - 55.00	494	74,904,915	8.33	151629	605	81.16
60.01 or Greater	1	92,700	0.01	92700	652	93.00
Not Available	138	17,482,730	1.95	126686	628	80.07
Total:	6,003	898,694,365	100.00	149708	624	81.53

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.28%.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Group II Collateral Summary

Summary	Total	Minimum	Maximum
Group II Current Principal Balance	$314,902,335.59	$44,977.39	$416,000.00
Number of Mortgage Loans	1,787

Average Current Principal Balance	$176,218.43
Weighted Average Original Loan-to-Value	80.70%	9.00%	100.00%
Weighted Average Mortgage Rate	7.993%	5.60%	11.90%
Weighted Average Net Mortgage Rate	7.526%	5.175%	11.350%
Weighted Average Note Margin	5.448%	3.330%	8.875%
Weighted Average Maximum Mortgage Rate	14.004%	11.600%	17.900%
Weighted Average Minimum Mortgage Rate	7.781%	4.000%	11.900%
Weighted Average Term to Next Rate Adjustment Date (months)	24	19	59
Weighted Average Remaining Term to Stated Maturity (months)	358	177	360
Weighted Average Credit Score	616	484	806

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid/ARM	88.11%
	Fixed	11.89%

Lien	First	100%
	Second	0%

Property Type	Single-family detached	82.09%
	Townhouse	2.64%
	Condo-Low-Rise(Less than 5 stories)	4.96%
	Condo Mid-Rise (5 to 8 stories)	002%
	Condo High-Rise (9 stories or more)	003%
	Manufactured	0.0%
	Planned Unit Developments (detached)	4.22%
	Planned Unit Developments (attached)	2.20%
	Two-to-four family units	3.69%
	Leasehold	0.16%

Occupancy Status	Primary Residence	99.26%
	Second/Vacation	074%
	Non Owner Occupied

Documentation Type	Full Documentation	69.44%
	Reduced Documentation	30.56%

Loans with Prepayment penalties		69.27%

Interest Only Percentage		19.83%

Loans serviced by Homecomings		100%

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Lien Position of the Group II Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	1,787	314,902,336	100.00	176,218	616	80.70
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Group II Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2/28	1,181	200,231,447	63.59	169,544	607	81.05
2/28 IO	263	59,209,775	18.80	225,132	641	81.20
Fixed 30Yrs	232	35,546,248	11.29	153,217	619	78.48
3/27	57	9,528,732	3.03	167,171	611	81.80
2/28 Balloon	14	3,435,265	1.09	245,376	628	76.79
5/25	11	1,840,414	0.58	167,310	615	80.45
3/27 IO	8	1,671,105	0.53	208,888	657	75.19
5/25 IO	4	1,089,000	0.35	272,250	643	79.27
Fixed 20Yrs	7	794,780	0.25	113,540	592	75.11
Fixed 30Yrs IO	3	482,350	0.15	160,783	644	86.32
Fixed 15Yrs	4	474,460	0.15	118,615	679	60.76
3/27 Balloon	1	276,618	0.09	276,618	589	90.00
5/25 Balloon	1	178,300	0.06	178,300	633	84.00
Fixed 25Yrs	1	143,842	0.05	143,842	692	80.00
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Credit Score Distribution of the Group II Loans
Credit Score Range	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
499 or Less	2	205,183	0.07	102,592	56.55
500 - 519	4	478,871	0.15	119,718	70.56
520 - 539	74	10,847,297	3.44	146,585	77.75
540 - 559	138	22,797,737	7.24	165,201	80.20
560 - 579	203	32,523,021	10.33	160,212	79.73
580 - 599	310	51,025,407	16.20	164,598	81.68
600 - 619	322	55,206,941	17.53	171,450	82.18
620 - 639	277	51,029,082	16.20	184,221	80.19
640 - 659	208	40,718,159	12.93	195,760	80.38
660 - 679	109	22,990,098	7.30	210,918	79.73
680 - 699	74	14,144,976	4.49	191,148	81.13
700 - 719	30	5,665,931	1.80	188,864	81.28
720 - 739	18	3,552,174	1.13	197,343	80.27
740 - 759	11	2,522,190	0.80	229,290	82.90
760 or Greater	7	1,195,269	0.38	170,753	80.62
Total:	1,787	314,902,336	100.00	176,218	80.70

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 616
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
Original Mortgage Loan Principal Balances of the Group II Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	287	22,662,022	7.20	78,962	602	79.60
100,001 to 200,000	931	136,786,818	43.44	146,925	609	81.07
200,001 to 300,000	401	97,850,006	31.07	244,015	619	80.20
300,001 to 400,000	162	55,149,979	17.51	340,432	630	80.99
400,001 to 416,000	6	2,453,511	0.78	408,919	653	83.33
Total:	1,787	314,902,336	100.00	176,218	616	80.70

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $176,353
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Net Mortgage Rates of the Group II Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	2	341,269	0.11	170,634	635	63.05
5.500 - 5.999	56	12,215,242	3.88	218,129	637	74.73
6.000 - 6.499	133	30,456,409	9.67	228,996	636	75.35
6.500 - 6.999	262	52,801,015	16.77	201,531	634	78.52
7.000 - 7.499	389	71,940,701	22.85	184,938	626	80.05
7.500 - 7.999	322	56,662,698	17.99	175,971	612	81.76
8.000 - 8.499	270	41,857,732	13.29	155,029	595	83.04
8.500 - 8.999	147	20,627,232	6.55	140,321	592	85.33
9.000 - 9.499	125	17,409,494	5.53	139,276	585	86.93
9.500 - 9.999	47	6,204,141	1.97	132,003	570	85.98
10.000 - 10.499	24	3,403,746	1.08	141,823	568	84.77
10.500 - 10.999	7	649,008	0.21	92,715	573	78.78
11.000 - 11.499	3	333,649	0.11	111,216	502	66.13
Total:	1,787	314,902,336	100.00	176,218	616	80.70

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.526% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Mortgage Rates of the Loans of the Group II Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.500 - 5.999	8	1,648,077	0.52	206,010	649	71.73
6.000 - 6.499	62	13,609,552	4.32	219,509	636	73.89
6.500 - 6.999	164	36,893,578	11.72	224,961	641	76.78
7.000 - 7.499	229	46,407,299	14.74	202,652	633	78.33
7.500 - 7.999	433	78,895,106	25.05	182,206	626	80.60
8.000 - 8.499	274	47,840,170	15.19	174,599	609	81.57
8.500 - 8.999	267	41,448,965	13.16	155,240	592	82.89
9.000 - 9.499	141	19,532,669	6.20	138,530	590	85.02
9.500 - 9.999	128	17,904,521	5.69	139,879	585	87.06
10.000 - 10.499	44	5,832,712	1.85	132,562	567	85.51
10.500 - 10.999	26	3,767,581	1.20	144,907	564	84.52
11.000 - 11.499	8	788,458	0.25	98,557	573	81.65
11.500 - 11.999	3	333,649	0.11	111,216	502	66.13
Total:	1,787	314,902,336	100.00	176,218	616	80.70

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.993% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value of the Group II Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	35	5,028,226	1.60	143,664	621
50.01 - 55.00	21	3,471,387	1.10	165,304	607
55.01 - 60.00	32	6,278,292	1.99	196,197	612
60.01 - 65.00	45	8,126,868	2.58	180,597	597
65.01 - 70.00	92	16,715,725	5.31	181,693	594
70.01 - 75.00	120	22,387,841	7.11	186,565	602
75.01 - 80.00	750	131,932,514	41.90	175,910	628
80.01 - 85.00	211	38,580,364	12.25	182,845	604
85.01 - 90.00	319	55,649,143	17.67	174,449	612
90.01 - 95.00	159	26,241,040	8.33	165,038	612
95.01 - 100.00	3	490,934	0.16	163,645	597
Total:	1,787	314,902,336	100.00	176,218	616

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 80.70%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Geographical Distributions of Mortgaged Properties of the Group II Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	15	1,843,224	0.59	122,882	607	83.21
Arizona	101	20,637,877	6.55	204,335	603	79.57
Arkansas	10	1,035,146	0.33	103,515	582	83.25
California	220	58,773,431	18.66	267,152	632	76.82
Colorado	33	6,084,285	1.93	184,372	624	80.98
Connecticut	14	2,993,871	0.95	213,848	621	81.34
Delaware	7	2,006,817	0.64	286,688	606	83.76
District of Columbia	1	348,000	0.11	348,000	602	80.00
Florida	70	12,759,281	4.05	182,275	614	78.94
Georgia	196	27,008,468	8.58	137,798	608	82.68
Hawaii	3	657,929	0.21	219,310	608	64.97
Idaho	1	342,000	0.11	342,000	635	90.00
Illinois	169	27,809,525	8.83	164,553	613	81.97
Indiana	74	8,253,152	2.62	111,529	620	85.28
Iowa	4	526,749	0.17	131,687	590	88.34
Kansas	6	1,112,538	0.35	185,423	606	82.30
Kentucky	2	519,652	0.17	259,826	641	80.00
Louisiana	15	2,376,194	0.75	158,413	604	83.50
Maine	17	3,185,245	1.01	187,367	620	83.94
Maryland	91	21,839,353	6.94	239,993	612	77.84
Massachusetts	23	5,533,943	1.76	240,606	636	80.60
Michigan	36	5,533,997	1.76	153,722	602	86.25
Minnesota	31	6,066,866	1.93	195,705	619	85.35
Mississippi	8	1,224,751	0.39	153,094	614	83.85
Missouri	22	3,297,092	1.05	149,868	592	87.45
Nebraska	5	702,305	0.22	140,461	604	73.78
Nevada	27	6,429,661	2.04	238,136	620	76.09
New Hampshire	2	452,459	0.14	226,230	657	85.85
New Jersey	1	337,250	0.11	337,250	683	95.00
New Mexico	26	3,247,616	1.03	124,908	602	83.26
New York	34	5,245,836	1.67	154,289	604	75.55
North Carolina	109	14,483,261	4.60	132,874	608	83.19
Ohio	13	2,228,346	0.71	171,411	617	82.32
Oklahoma	12	1,385,538	0.44	115,461	595	84.33
Oregon	13	2,458,792	0.78	189,138	614	78.37
Pennsylvania	24	3,544,774	1.13	147,699	612	81.32
Rhode Island	8	1,878,530	0.60	234,816	617	76.36
South Carolina	60	7,364,041	2.34	122,734	602	82.46
Tennessee	17	2,217,032	0.70	130,414	610	86.00
Texas	85	10,961,881	3.48	128,963	624	82.09
Utah	20	3,624,171	1.15	181,209	641	79.55
Virginia	44	7,927,514	2.52	180,171	609	82.77
Washington	33	6,516,793	2.07	197,479	623	81.54
West Virginia	2	497,146	0.16	248,573	631	79.34
Wisconsin	82	11,516,173	3.66	140,441	604	84.77
Wyoming	1	113,834	0.04	113,834	663	90.00
Total:	1,787	314,902,336	100.00	176,218	616	80.70
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Mortgage Loan Purpose of the Group II Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	458	73,225,274	23.25	159,881	631	81.53
Rate/Term Refinance	80	12,963,720	4.12	162,046	619	83.04
Equity Refinance	1,249	228,713,342	72.63	183,117	611	80.30
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Group II Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	1,283	218,653,127	69.44	170,423	606	81.00
Reduced Documentation	504	96,249,209	30.56	190,971	638	80.00
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Group II Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	1,774	312,587,314	99.26	176,205	615	80.65
Second/Vacation	13	2,315,022	0.74	178,079	663	86.96
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Mortgaged Property Types of the Group II Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	1,479	258,496,770	82.09	174,778	614	80.87
Townhouse	47	8,300,674	2.64	176,610	606	80.86
Condo-Low-Rise(Less than 5 stories)	83	15,624,549	4.96	188,248	636	79.91
Condo Mid-Rise (5 to 8 stories)	1	57,671	0.02	57,671	591	47.00
Condo High-Rise (9 stories or more)	1	107,933	0.03	107,933	607	84.00
Planned Unit Developments (detached)	71	13,279,748	4.22	187,039	616	79.31
Planned Unit Developments (attached)	46	6,923,756	2.20	150,516	615	80.88
Two-to-four family units	57	11,608,494	3.69	203,658	640	79.43
Leasehold	2	502,741	0.16	251,371	647	80.00
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Grades of the Group II Loans
Group II Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	1,033	189,434,578	60.16	183,383	637	81.43
AX	144	26,764,822	8.50	185,867	620	79.34
AM	231	37,061,080	11.77	160,438	590	80.99
B	195	31,397,810	9.97	161,014	566	80.69
C	100	17,734,597	5.63	177,346	561	77.83
CM	84	12,509,449	3.97	148,922	562	75.70
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Prepayment Penalty Terms of the Group II Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
12 Month	80	15,476,830	4.91	193,460	624	80.86
24 Month	900	168,737,332	53.58	187,486	618	81.02
36 Month	203	32,976,773	10.47	162,447	623	78.15
Other	5	944,255	0.30	188,851	609	76.15
None	599	96,767,146	30.73	161,548	608	81.03
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Interest Only Terms of the Group II Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	1,509	252,450,105	80.17	167,296	609	80.61
24 Month	6	1,071,584	0.34	178,597	653	88.98
60 Month	268	60,574,747	19.24	226,025	641	80.89
120 Month	4	805,900	0.26	201,475	632	82.01
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Group II Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	247	37,441,681	11.89	151,586	619	78.29
3.000 - 3.499	5	785,705	0.25	157,141	645	68.52
3.500 - 3.999	52	12,226,948	3.88	235,134	641	75.07
4.000 - 4.499	162	35,690,443	11.33	220,311	642	78.09
4.500 - 4.999	248	51,060,587	16.21	205,889	631	79.09
5.000 - 5.499	335	61,603,366	19.56	183,891	619	80.77
5.500 - 5.999	247	43,173,510	13.71	174,792	604	83.19
6.000 - 6.499	174	26,838,465	8.52	154,244	597	82.01
6.500 - 6.999	122	19,008,085	6.04	155,804	591	84.94
7.000 - 7.499	102	14,294,416	4.54	140,141	585	85.29
7.500 - 7.999	67	8,869,389	2.82	132,379	582	85.34
8.000 - 8.499	22	3,385,200	1.07	153,873	577	82.79
8.500 - 8.999	4	524,541	0.17	131,135	562	82.72
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.448% per annum.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Maximum Mortgage Rates of the Group II Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	247	37,441,681	11.89	151,586	619	78.29
11.000 - 11.999	8	1,648,077	0.52	206,010	649	71.73
12.000 - 12.999	192	42,934,133	13.63	223,615	639	76.64
13.000 - 13.999	573	110,453,020	35.08	192,763	628	80.17
14.000 - 14.999	458	78,105,060	24.80	170,535	602	82.50
15.000 - 15.999	242	35,065,950	11.14	144,901	588	85.55
16.000 - 16.999	58	8,312,215	2.64	143,314	567	84.48
17.000 - 17.999	9	942,199	0.30	104,689	547	74.56
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.004% per annum.

Minimum Mortgage Rates of the Group II Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	247	37,441,681	11.89	151,586	619	78.29
4.000 - 4.999	20	3,306,044	1.05	165,302	625	80.31
5.000 - 5.999	52	9,428,022	2.99	181,308	622	83.69
6.000 - 6.999	244	50,654,078	16.09	207,599	635	77.73
7.000 - 7.999	577	109,580,559	34.80	189,914	627	80.22
8.000 - 8.999	399	68,625,589	21.79	171,994	599	82.02
9.000 - 9.999	190	27,733,402	8.81	145,965	585	86.02
10.000 - 10.999	50	7,335,965	2.33	146,719	567	85.04
11.000 - 11.999	8	796,995	0.25	99,624	558	75.39
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.781% per annum

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Free Writing Prospectus Containing Computational Materials for

RASC Series 2006-KS3 Trust

Next Interest Rate Adjustment Date of the Group II Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	247	37,441,681	11.89	151,586	619	78.29
October 2007	2	409,901	0.13	204,951	632	86.23
November 2007	17	3,251,941	1.03	191,291	625	80.51
December 2007	102	20,387,589	6.47	199,878	609	79.40
January 2008	285	48,252,689	15.32	169,308	617	80.95
February 2008	1,020	185,264,311	58.83	181,632	615	81.22
March 2008	32	5,310,054	1.69	165,939	608	81.36
December 2008	7	1,328,366	0.42	189,767	618	73.57
January 2009	13	2,052,045	0.65	157,850	614	79.65
February 2009	43	7,712,943	2.45	179,371	618	82.72
March 2009	3	383,100	0.12	127,700	606	80.53
December 2010	4	656,375	0.21	164,094	611	86.97
January 2011	2	339,588	0.11	169,794	694	80.38
February 2011	10	2,111,751	0.67	211,175	619	78.13
Total:	1,787	314,902,336	100.00	176,218	616	80.70

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

Back End Debt to Income Ratio of the Group II Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	35	6,712,403	2.13	191,783	621	74.96
20.01 - 25.00	61	8,650,576	2.75	141,813	610	79.84
25.01 - 30.00	113	17,663,676	5.61	156,316	611	78.70
30.01 - 35.00	172	28,088,985	8.92	163,308	606	80.90
35.01 - 40.00	284	48,540,191	15.41	170,916	617	80.66
40.01 - 45.00	374	66,725,305	21.19	178,410	621	80.30
45.01 - 50.00	596	111,569,729	35.43	187,198	620	81.41
50.01 - 55.00	152	26,951,470	8.56	177,312	596	81.58
Total:	1,787	314,902,336	100.00	176,218	616	80.70

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.13%.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

RMBS New Issue Term Sheet

$893,844,000 Certificates (Approximate)

Home Equity Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-KS3

RASC Series 2006-KS3 Trust

Issuer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer

March 14, 2006

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Citigroup Global Markets Inc.

The information herein has been provided solely by Citigroup Global Markets, Inc. ("Citigroup") based on information with respect to the mortgage loans provided by Residential Funding Corporation (“RFC”) and its affiliates.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. Citigroup and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between Citigroup and potential purchasers until a preliminary prospectus supplement is delivered by Citigroup to such potential purchasers and the potential purchaser and Citigroup enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificate or any similar certificate and Citigroup 's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such certificate when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. Citigroup 's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason Citigroup does not deliver such certificates, Citigroup will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

Citigroup and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect Citigroup 's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, Citigroup does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. Citigroup (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, Citigroup may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below. Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, Citigroup has not addressed the legal, accounting and tax implications of the analysis with respect to you, and Citigroup strongly urges you to seek advice from your counsel, accountant and tax advisor

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

Group I Net WAC Cap Schedule

Month	Net WAC Cap1 (%)	Net WAC Cap2 (%)	Month	Net WAC Cap1 (%)	Net WAC Cap2 (%)
1	8.25	14.00	39	9.21	14.00
2	7.21	14.00	40	9.45	14.00
3	7.13	14.00	41	9.21	14.00
4	7.22	14.00	42	9.21	14.00
5	7.14	14.00	43	9.45	14.00
6	7.14	14.00	44	9.20	14.00
7	7.23	14.00	45	9.45	14.00
8	7.15	14.00	46	9.20	14.00
9	7.25	14.00	47	9.30	14.00
10	7.16	14.00	48	10.29	14.00
11	7.16	14.00	49	9.29	14.00
12	7.50	14.00	50	9.60	14.00
13	7.17	14.00	51	9.28	14.00
14	7.29	14.00	52	9.59	14.00
15	7.19	14.00	53	9.27	14.00
16	7.31	14.00	54	9.27	14.00
17	7.20	14.00	55	9.57	14.00
18	7.22	14.00	56	9.26	14.00
19	7.36	14.00	57	9.56	14.00
20	7.28	14.00	58	9.26	14.00
21	7.52	14.00	59	9.25	14.00
22	7.76	14.00	60	10.25	14.00
23	8.12	14.00	61	9.25	14.00
24	9.35	14.00	62	9.55	14.00
25	9.01	14.00	63	9.24	14.00
26	9.23	14.00	64	9.54	14.00
27	9.04	14.00	65	9.23	14.00
28	9.28	14.00	66	9.22	14.00
29	9.06	14.00	67	9.53	14.00
30	9.07	14.00	68	9.21	14.00
31	9.28	14.00	69	9.52	14.00
32	9.07	14.00	70	9.20	12.12
33	9.31	14.00	71	9.20	12.13
34	9.10	14.00	72	9.83	12.99
35	9.11	14.00	73	9.19	12.17
36	9.93	14.00	74	9.49	12.59
37	9.21	14.00	75	9.18	12.20
38	9.45	14.00

(1)

Assumes 1-month LIBOR remains constant at 4.750% and 6-month LIBOR remains constant at 5.070% and run at the Pricing Speed to call. Assumes payments are received from the related Swap Agreement and is capped at 14% per annum.

(2)

Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase to a level beyond the highest maximum obtainable rate on the mortgage loans and run at the Pricing Speed to call. Assumes payments are received from the related Swap Agreement and is capped at 14% per annum.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

Class M Net WAC Cap Schedule

Month	Net WAC Cap1 (%)	Net WAC Cap2 (%)	Month	Net WAC Cap1 (%)	Net WAC Cap2 (%)
1	8.21	14.00	39	9.20	14.00
2	7.18	14.00	40	9.44	14.00
3	7.10	14.00	41	9.20	14.00
4	7.19	14.00	42	9.20	14.00
5	7.10	14.00	43	9.44	14.00
6	7.11	14.00	44	9.19	14.00
7	7.20	14.00	45	9.44	14.00
8	7.11	14.00	46	9.19	14.00
9	7.21	14.00	47	9.29	13.35
10	7.12	14.00	48	10.28	14.78
11	7.13	14.00	49	9.28	13.32
12	7.46	14.00	50	9.58	14.28
13	7.14	14.00	51	9.27	13.20
14	7.26	14.00	52	9.57	14.25
15	7.15	14.00	53	9.26	13.15
16	7.27	14.00	54	9.26	13.16
17	7.17	14.00	55	9.56	14.22
18	7.18	14.00	56	9.25	13.10
19	7.32	14.00	57	9.55	14.14
20	7.23	14.00	58	9.24	13.05
21	7.45	14.00	59	9.24	13.03
22	7.63	14.00	60	10.23	16.47
23	8.01	14.00	61	9.24	12.97
24	9.39	14.00	62	9.54	14.01
25	9.04	14.00	63	9.23	12.89
26	9.25	14.00	64	9.53	13.93
27	9.05	14.00	65	9.22	12.82
28	9.30	14.00	66	9.21	12.79
29	9.08	14.00	67	9.52	13.82
30	9.08	14.00	68	9.20	12.71
31	9.29	14.00	69	9.50	12.74
32	9.07	14.00	70	9.19	11.35
33	9.31	14.00	71	9.19	11.33
34	9.10	14.00	72	9.81	12.10
35	9.12	14.00	73	9.18	11.30
36	9.93	14.00	74	9.48	11.67
37	9.20	14.00	75	9.16	11.27
38	9.44	14.00

(1)

Assumes 1-month LIBOR remains constant at 4.750% and 6-month LIBOR remains constant at 5.070% and run at the Pricing Speed to call. Assumes payments are received from the related Swap Agreement and is capped at 14% per annum.

(2)

Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase to a level beyond the highest maximum obtainable rate on the mortgage loans and run at the Pricing Speed to call. Assumes payments are received from the related Swap Agreement and is capped at 14% per annum.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

Class A Sensitivity Table (To Call)1,2

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-I-1
WAL (years)	14.09	1.64	1.22	1.00	0.85	0.74
Mod Duration	9.58	1.53	1.15	0.95	0.81	0.71
Principal Window (month)	1-255	1-37	1-26	1-21	1-18	1-15
Principal Months	255	37	26	21	18	15
A-I-2
WAL (years)	22.80	3.84	2.57	2.00	1.72	1.49
Mod Duration	13.39	3.42	2.36	1.86	1.61	1.40
Principal Window (month)	255-295	37-60	26-40	21-27	18-23	15-21
Principal Months	41	24	15	7	6	7
A-I-3
WAL (years)	26.48	7.11	4.73	3.00	2.17	1.88
Mod Duration	14.36	5.82	4.10	2.71	2.01	1.76
Principal Window (month)	295-338	60-121	40-80	27-59	23-30	21-25
Principal Months	44	62	41	33	8	5
A-I-4
WAL (years)	28.81	12.12	8.11	5.95	3.25	2.28
Mod Duration	14.77	8.83	6.49	5.01	2.91	2.10
Principal Window (month)	338-348	121-152	80-102	59-75	30-58	25-31
Principal Months	11	32	23	17	29	7

Class A Sensitivity Table (To Maturity)1

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-I-1
WAL (years)	14.09	1.64	1.22	1.00	0.85	0.74
Mod Duration	9.58	1.53	1.15	0.95	0.81	0.71
Principal Window (month)	1-255	1-37	1-26	1-21	1-18	1-15
Principal Months	255	37	26	21	18	15
A-I-2
WAL (years)	22.80	3.84	2.57	2.00	1.72	1.49
Mod Duration	13.39	3.42	2.36	1.86	1.61	1.40
Principal Window (month)	255-295	37-60	26-40	21-27	18-23	15-21
Principal Months	41	24	15	7	6	7
A-I-3
WAL (years)	26.48	7.11	4.73	3.00	2.17	1.88
Mod Duration	14.36	5.82	4.10	2.71	2.01	1.76
Principal Window (month)	295-338	60-121	40-80	27-59	23-30	21-25
Principal Months	44	62	41	33	8	5
A-I-4
WAL (years)	29.06	14.92	10.21	7.54	4.21	2.28
Mod Duration	14.83	10.04	7.64	6.02	3.57	2.10
Principal Window (month)	338-358	121-307	80-229	59-174	30-136	25-31
Principal Months	21	187	150	116	107	7

(1)	Assumes 1-month LIBOR remains constant at 4.750% and 6-month LIBOR remains constant at 5.070% and run at the Pricing Speed with no losses and trigger is not in effect.
(2)	Assumes bonds priced at par

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

Class M Sensitivity Table (To Call)1,2

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	26.98	8.38	5.63	4.71	4.82	3.47
Mod Duration	14.19	6.50	4.70	4.06	4.17	3.09
Principal Window (month)	282-348	49-152	38-102	46-75	58-58	31-46
Principal Months	67	104	65	30	1	16
M-2
WAL (years)	26.98	8.38	5.62	4.55	4.61	3.82
Mod Duration	14.18	6.50	4.69	3.94	4.00	3.39
Principal Window (month)	282-348	49-152	38-102	43-75	51-58	46-46
Principal Months	67	104	65	33	8	1
M-3
WAL (years)	26.98	8.38	5.62	4.47	4.25	3.77
Mod Duration	14.16	6.49	4.69	3.87	3.72	3.34
Principal Window (month)	282-348	49-152	38-102	42-75	47-58	43-46
Principal Months	67	104	65	34	12	4
M-4
WAL (years)	26.98	8.38	5.62	4.43	4.08	3.56
Mod Duration	13.99	6.46	4.67	3.83	3.58	3.17
Principal Window (month)	282-348	49-152	37-102	41-75	45-58	41-46
Principal Months	67	104	66	35	14	6
M-5
WAL (years)	26.98	8.38	5.61	4.40	3.97	3.41
Mod Duration	13.96	6.45	4.66	3.80	3.48	3.04
Principal Window (month)	282-348	49-152	37-102	40-75	43-58	38-46
Principal Months	67	104	66	36	16	9
M-6
WAL (years)	26.98	8.38	5.61	4.37	3.88	3.29
Mod Duration	13.87	6.44	4.65	3.77	3.41	2.94
Principal Window (month)	282-348	49-152	37-102	39-75	42-58	37-46
Principal Months	67	104	66	37	17	10
M-7
WAL (years)	26.98	8.38	5.61	4.35	3.81	3.22
Mod Duration	13.06	6.27	4.56	3.70	3.31	2.85
Principal Window (month)	282-348	49-152	37-102	39-75	40-58	35-46
Principal Months	67	104	66	37	19	12
M-8
WAL (years)	26.98	8.38	5.61	4.33	3.76	3.15
Mod Duration	12.88	6.23	4.54	3.67	3.26	2.78
Principal Window (month)	282-348	49-152	37-102	38-75	40-58	35-46
Principal Months	67	104	66	38	19	12
M-9
WAL (years)	26.98	8.38	5.61	4.32	3.71	3.10
Mod Duration	11.69	5.96	4.40	3.57	3.15	2.69
Principal Window (month)	282-348	49-152	37-102	38-75	39-58	34-46
Principal Months	67	104	66	38	20	13
M-10
WAL (years)	26.98	8.38	5.61	4.32	3.69	3.08
Mod Duration	11.34	5.88	4.35	3.54	3.11	2.66
Principal Window (month)	282-348	49-152	37-102	37-75	38-58	33-46
Principal Months	67	104	66	39	21	14
M-11
WAL (years)	26.97	8.35	5.58	4.27	3.65	3.03
Mod Duration	11.34	5.87	4.34	3.51	3.08	2.62
Principal Window (month)	282-348	49-152	37-102	37-75	38-58	33-46
Principal Months	67	104	66	39	21	14
(1)	Assumes 1-month LIBOR remains constant at 4.750% and 6-month LIBOR remains constant at 5.070% and run at the Pricing Speed with no losses and trigger is not in effect.
(2)	Assumes bonds priced at par

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

Class M Sensitivity Table (To Maturity)1,2

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	27.07	9.23	6.25	5.17	5.98	5.47
Mod Duration	14.21	6.87	5.05	4.36	5.01	4.57
Principal Window (month)	282-358	49-274	38-195	46-146	60-114	31-109
Principal Months	77	226	158	101	55	79
M-2
WAL (years)	27.06	9.21	6.22	5.00	4.96	4.65
Mod Duration	14.20	6.86	5.03	4.23	4.25	4.03
Principal Window (month)	282-357	49-265	38-187	43-140	51-108	48-87
Principal Months	76	217	150	98	58	40
M-3
WAL (years)	27.06	9.18	6.20	4.90	4.58	4.06
Mod Duration	14.18	6.85	5.02	4.15	3.96	3.56
Principal Window (month)	282-357	49-254	38-179	42-133	47-103	43-82
Principal Months	76	206	142	92	57	40
M-4
WAL (years)	27.06	9.16	6.18	4.84	4.40	3.82
Mod Duration	14.01	6.80	4.99	4.10	3.81	3.36
Principal Window (month)	282-357	49-246	37-173	41-128	45-99	41-79
Principal Months	76	198	137	88	55	39
M-5
WAL (years)	27.06	9.13	6.15	4.79	4.27	3.65
Mod Duration	13.98	6.78	4.96	4.05	3.70	3.23
Principal Window (month)	282-357	49-238	37-166	40-123	43-95	38-76
Principal Months	76	190	130	84	53	39
M-6
WAL (years)	27.06	9.08	6.12	4.74	4.16	3.52
Mod Duration	13.89	6.74	4.94	4.01	3.61	3.12
Principal Window (month)	282-356	49-229	37-159	39-117	42-90	37-72
Principal Months	75	181	123	79	49	36
M-7
WAL (years)	27.05	9.02	6.07	4.69	4.06	3.42
Mod Duration	13.07	6.53	4.81	3.91	3.49	3.00
Principal Window (month)	282-356	49-219	37-151	39-111	40-86	35-68
Principal Months	75	171	115	73	47	34
M-8
WAL (years)	27.05	8.94	6.01	4.62	3.98	3.32
Mod Duration	12.90	6.46	4.76	3.85	3.41	2.91
Principal Window (month)	282-355	49-206	37-141	38-104	40-80	35-64
Principal Months	74	158	105	67	41	30
M-9
WAL (years)	27.04	8.84	5.93	4.56	3.89	3.25
Mod Duration	11.69	6.14	4.56	3.71	3.27	2.80
Principal Window (month)	282-354	49-195	37-133	38-97	39-75	34-60
Principal Months	73	147	97	60	37	27
M-10
WAL (years)	27.02	8.69	5.82	4.47	3.81	3.17
Mod Duration	11.35	6.00	4.46	3.63	3.19	2.72
Principal Window (month)	282-353	49-182	37-123	38-90	38-70	33-55
Principal Months	72	134	87	54	33	23
M-11
WAL (years)	26.97	8.41	5.63	4.30	3.67	3.05
Mod Duration	11.34	5.90	4.36	3.52	3.10	2.63
Principal Window (month)	282-350	49-166	37-111	37-81	38-63	33-50
Principal Months	69	118	75	45	26	18
(1)	Assumes 1-month LIBOR remains constant at 4.750% and 6-month LIBOR remains constant at 5.070% and run at the Pricing Speed with no losses and trigger is not in effect.
(2)	Assumes bonds priced at par

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

.

Excess Spread Table

Month	Static LIBOR[1] (%)	Fwd LIBOR[2] (%)	Month	Static LIBOR[1] (%)	Fwd LIBOR[2] (%)
1	2.97	2.97	39	4.29	4.17
2	2.27	2.27	40	4.41	4.29
3	2.26	2.26	41	4.31	4.18
4	2.27	2.27	42	4.31	4.19
5	2.26	2.26	43	4.42	4.29
6	2.26	2.25	44	4.31	4.18
7	2.28	2.26	45	4.42	4.29
8	2.27	2.25	46	4.31	4.17
9	2.29	2.26	47	4.42	4.11
10	2.28	2.24	48	4.92	4.65
11	2.28	2.24	49	4.42	4.11
12	2.36	2.32	50	4.58	4.28
13	2.28	2.23	51	4.41	4.10
14	2.32	2.26	52	4.57	4.27
15	2.29	2.23	53	4.40	4.08
16	2.33	2.27	54	4.39	4.08
17	2.30	2.23	55	4.55	4.25
18	2.31	2.24	56	4.38	4.06
19	2.37	2.29	57	4.54	4.24
20	2.35	2.27	58	4.37	4.06
21	2.49	2.40	59	4.37	4.05
22	2.76	2.67	60	4.87	4.60
23	3.14	3.05	61	4.37	4.05
24	4.27	4.20	62	4.53	4.22
25	4.19	4.11	63	4.36	4.03
26	4.27	4.18	64	4.52	4.21
27	4.20	4.10	65	4.35	4.02
28	4.31	4.21	66	4.34	4.02
29	4.22	4.11	67	4.50	4.19
30	4.22	4.12	68	4.33	4.00
31	4.30	4.20	69	4.49	4.18
32	4.21	4.11	70	4.32	3.99
33	4.31	4.21	71	4.33	3.99
34	4.23	4.12	72	4.67	4.37
35	4.24	4.13	73	4.34	4.01
36	4.59	4.50	74	4.51	4.19
37	4.33	4.22	75	4.35	4.01
38	4.34	4.23

(1)	Assumes 1-month LIBOR remains constant at 4.750% and 6-month LIBOR remains constant at 5.070% and run at the Pricing Speed to call. Assumes payments are received from the related Swap Agreement.

(2)	Assumes 1-month Forward LIBOR and 6-month Forward LIBOR instantaneously and run at the Pricing Speed to call. Assumes payments are received from the related Swap Agreement.

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

Break-Even Tables

	Static LIBOR[1]	Fwd LIBOR[2]
M-1
CDR Break[3] (%)	31.12	30.98
Coll Loss (%)	22.01	21.95
WAL (yrs)	5.94	5.94

M-2
CDR Break[3] (%)	24.60	24.42
Coll Loss (%)	18.96	18.87
WAL (yrs)	6.77	6.79

M-3
CDR Break[3] (%)	21.29	21.08
Coll Loss (%)	17.20	17.08
WAL (yrs)	8.10	8.10

M-4
CDR Break[3] (%)	18.59	18.38
Coll Loss (%)	15.63	15.50
WAL (yrs)	8.75	8.81

M-5
CDR Break[3] (%)	16.16	15.93
Coll Loss (%)	14.10	13.96
WAL (yrs)	9.27	9.29

M-6
CDR Break[3] (%)	14.11	13.87
Coll Loss (%)	12.73	12.56
WAL (yrs)	9.91	9.95

M-7
CDR Break[3] (%)	12.11	11.86
Coll Loss (%)	11.29	11.11
WAL (yrs)	10.34	10.39

M-8
CDR Break[3] (%)	10.74	10.48
Coll Loss (%)	10.25	10.05
WAL (yrs)	11.38	11.42

M-9
CDR Break[3] (%)	9.46	9.19
Coll Loss (%)	9.24	9.02
WAL (yrs)	11.90	11.87

M-10
CDR Break[3] (%)	8.28	8.03
Coll Loss (%)	8.26	8.04
WAL (yrs)	12.18	12.21

M-11
CDR Break[3] (%)	7.42	7.20
Coll Loss (%)	7.52	7.32
WAL (yrs)	12.33	12.35

(1)

Assumes 1-month LIBOR remains constant at 4.750% and 6-month LIBOR remains constant at 5.070% and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(2)

Assumes 1-month Forward LIBOR and 6-month Forward LIBOR instantaneously and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(3)	CDR Break means last CDR before bonds receive first principal dollar loss (with a 0.01% increment).

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2006-KS3 $893,844,000 (approximate) (Filed pursuant to Rule 433; SEC File No. 333-122688)

Citigroup Global Markets, Inc. Contacts

CONTACTS
Citigroup Global Markets, Inc.
Mortgage Finance
Paul Humphrey	(212) 723-9548
Phil Seares	(212) 723-1145
Venkat Veerubhotla	(212) 723-6662
Michael Murai	(212) 723-1256
Kapil Dargan	(212) 723-6195

MBS Trading
Matthew Cherwin	(212) 723-6217
Eliot Rubenzahl	(212) 723-6325

Mortgage Finance
Shekhar Shah	(212) 723-5386
Neil Aggarwal	(212) 723-6420
Moses Kimanzi	(212) 723-5859

Rating Agency Contacts

	name	phone extension
Moody’s:	Odile Grisard Boucher	(212) 553-1382
S&P:	Jerry Xie	(212) 438-3019

This Information was prepared by Citigroup Global Markets Inc. in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.